Exhibit 10.5

AGREEMENT (SUBSCRIPTION)

entered into between

ORKID S.a r.l.

(Registration No. B 167 777)

and

HODOS HOLDINGS LIMITED

and

PLATMIN LIMITED

(Registration No. 54400)

and

THE BAKGATLA BA KGAFELA TRIBE

and

ITERELENG BAKGATLA MINERALS RESOURCES (PTY) LTD

(Registration No. 2003/003721/07)

and

PALLINGHURST IVY LANE CAPITAL LIMITED

(Registration No. 69215 C1/GBL)

and

BAKGATLA PALLINGHURST JV (PTY) LTD

(Registration No. 2007/030554/07)

and

PALLINGHURST INVESTOR CONSORTIUM (PTY) LTD

(Registration No. 2007/030604/07)

and

RUSTENBURG PLATINUM MINES LTD

(Registration No. 1931/003380/06)

and

CLIDET NO 832 (PTY) LTD

(Registration No. 2008/011497/07)

and

LEXSHELL 38 GENERAL TRADING (PTY) LTD

(Registration No. 2006/017942/07)

and

RICHTRAU NO 123 (PTY) LTD

(Registration No. 2006/017346/07)

and

PLATMIN SOUTH AFRICA (PTY) LTD

(Registration No. 2000/002572/07)

and

NEWSHELF 1101 (PTY) LTD

(Registration No. 2010/018827/07)

and

PILANESBERG PLATINUM MINES (PTY) LTD

(Registration No. 2002/015572/07)

and

WEST DUNES PROPERTIES 115 (PTY) LTD

(Registration No. 2004/010211/07)

and

PALLINGHURST (CAYMAN) GP L.P.

and

WEBBER WENTZEL

PREAMBLE

Whereas:

A	All capitalised terms in this preamble shall have the meaning attributed thereto in clause 1 of this Agreement.

B	Ivy Lane wishes to subscribe for the Ivy Lane PIC Consideration Shares at the Ivy Lane PIC Consideration Shares Subscription Price. Against discharge by Ivy Lane of the Ivy Lane PIC Consideration Shares Subscription Price in terms of this Agreement, Platmin wishes to issue the Ivy Lane PIC Consideration Shares to Ivy Lane.

C	BBKT wishes to subscribe for the BBKT BPJV Consideration Shares at the BBKT BPJV Consideration Shares Subscription Price. Against discharge by BBKT of the BBKT BPJV Consideration Shares Subscription Price in terms of this Agreement, Platmin wishes to issue the BBKT BPJV Consideration Shares to BBKT.

D	BBKT wishes to subscribe for the BBKT Lexshell Consideration Shares at the BBKT Lexshell Consideration Shares Subscription Price. Against discharge by BBKT of the BBKT Lexshell Consideration Shares Subscription Price in terms of this Agreement, Platmin wishes to issue the BBKT Lexshell Consideration Shares to BBKT.

E	RPM wishes to subscribe to the RPM Consideration Shares at the RPM Consideration Shares Subscription Price. Against discharge by RPM of the RPM Consideration Shares Subscription Price in terms of this Agreement, Platmin wishes to issue the RPM Consideration Shares to RPM.

F	BBKT wishes to subscribe for the Initial BBKT IBMR Consideration Shares at the Initial BBKT IBMR Consideration Shares Subscription Price. Against discharge by BBKT of the Initial BBKT IBMR Consideration Shares Subscription Price in terms of this Agreement, Platmin wishes to issue the Initial BBKT IBMR Consideration Shares to BBKT.

G	Ivy Lane wishes to subscribe for the Ivy Lane IBMR Consideration Shares at the Ivy Lane IBMR Consideration Shares Subscription Price. Against discharge by Ivy Lane of the Ivy Lane IBMR Consideration Shares Subscription Price in terms of this Agreement, Platmin wishes to issue the Ivy Lane IBMR Consideration Shares to Ivy Lane.

H	Ivy Lane wishes to subscribe for the Ivy Lane LLTI Consideration Shares at the Ivy Lane LLTI Consideration Shares Subscription Price. Against discharge by Ivy Lane of the Ivy Lane LLTI Consideration Shares Subscription Price in terms of this Agreement, Platmin wishes to issue the Ivy Lane LLTI Consideration Shares to Ivy Lane.

I	BBKT wishes to subscribe for the BBKT LLTI Consideration Shares at the BBKT LLTI Consideration Shares Subscription Price. Against discharge by BBKT of the BBKT LLTI Consideration Shares

Subscription Price in terms of this Agreement, Platmin wishes to issue the BBKT LLTI Consideration Shares to BBKT.

J	BBKT wishes to subscribe for the Additional BBKT IBMR Consideration Shares at the Additional BBKT IBMR Consideration Shares Subscription Price. Against discharge by BBKT of the Additional BBKT IBMR Consideration Shares Subscription Price in terms of this Agreement, Platmin wishes to issue the Additional BBKT IBMR Consideration Shares to BBKT.

K	The Parties have set out the terms and conditions of the abovementioned subscriptions, sales of shareholder loan claims and other matters in this Agreement.

WHEREBY IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION AND PRELIMINARY

The headings of the clauses in this Agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof. Unless a contrary intention clearly appears:

1.1	words importing:

1.1.1	any one gender include the other two genders;

1.1.2	the singular include the plural and vice versa; and

1.1.3	natural persons include created entities (corporate or un incorporate) and the state and vice versa;

1.2	the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely:

1.2.1	“Additional BBKT IBMR Consideration Shares” means such number of Platmin Shares which will constitute 1.357% of Platmin‘s issued share capital on the Effective Date (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date). If such number of Platmin Shares constitutes a fraction, then the number of Platmin Shares shall be rounded up to the nearest whole number;

1.2.2	“Additional BBKT IBMR Consideration Shares Subscription Price” means an amount, in Rands, equal to the BBKT IBMR Shares and Claims Consideration Claim;

1.2.3	“Agreement” means this agreement and the annexures hereto;

1.2.4	“BBKT” means the Bakgatla Ba Kgafela Tribe, a universitas personarum being a traditional community and tribe established according to indigenous custom, with fuil contractual capacity;

1.2.5	“BBKT BPJV Consideration Claim” means the consideration payable by Platmin to BBKT, pursuant to the delegation of the BBKT BPJV Consideration Claim to Platmin in terms of the Loan Creation Consolidation Agreement, being R343,747,391.70 (three hundred and forty three million seven hundred and forty seven thousand three hundred and ninety one Rand and seventy cents), outstanding on loan account in favour of BBKT pursuant to the sale and cession by it of its shares in, and claims on loan account against, BPJV to Luxco in terms of the Loan Creation Consolidation Agreement;

1.2.6	“BBKT BPJV Consideration Shares” means such number of Platmin Shares which will constitute 1.719% of Platmin‘s issued share capital on the Effective Date (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date). If such number of Platmin Shares constitutes a fraction, then the number of Platmin Shares shall be rounded up to the nearest whole number;

1.2.7	“BBKT BPJV Consideration Shares Subscription Price” means an amount, in Rands, equal to the BBKT BPJV Consideration Claim;

1.2.8	“BBKT IBMR Procurement Consideration Claim” means the consideration payable by Platmin to BBKT, pursuant to the delegation of the BBKT IB MR Procurement Consideration Claim to Platmin in terms of the Loan Creation Consolidation Agreement, being R271,381,043.80 (two hundred and seventy one million three hundred and eighty one thousand and forty three Rand and eighty cents), outstanding on loan account, in the books of account of PPM, in favour of BBKT pursuant to the procurement by BBKT of the entering into by IBMR of the Contractor Agreement;

1.2.9	“BBKT IBMR Shares and Claims Consideration Claim” means the consideration payable by Platmin to BBKT, pursuant to the delegation of the BBKT IBMR Shares and Claims Consideration Claim to Platmin in terms of the Loan Creation Consolidation Agreement, being R2,442,429,393.90 (two billion four hundred and forty two million four hundred and twenty nine thousand three hundred and ninety three Rand and ninety cents), outstanding on loan account in favour of BBKT pursuant to the sale and cession by it of its shares in, and claims on loan account (other than the claim on loan account which BBKT has against IBMR in respect of 50.1% of the Guaranteed Amounts) against, IBMR to PPM in terms of the Loan Creation Consolidation Agreement;

1.2.10	“BBKT IBMR Share Sale Step” means the transaction contemplated in the Loan Creation Consolidation Agreement in terms of which, inter alia, BBKT sells all of the shares held by it in the issued share capital of IBMR, and the claims on loan account (other than the claim on loan account which BBKT has against IBMR in respect of 50.1% of the Guaranteed Amounts) against, IBMR to PPM on loan account pursuant to which PPM creates a loan account in an amount equal to the BBKT IBMR Shares and Claims Consideration Claim, in favour of BBKT, in its books of account;

1.2.11	“BBKT Lexshell Consideration Claim” means the consideration payable by Platmin to BBKT, pursuant to the delegation of the BBKT Lexshell Consideration Claim to Platmin in terms of the Loan Creation Consolidation Agreement, being R2,629,137,214.60 (two billion six hundred and twenty nine million one hundred thirty seven thousand two hundred and fourteen Rand and sixty cents), outstanding on loan account, in favour of BBKT, in Clidet‘s books of account, pursuant to the sale and cession by BBKT of its shares in, and claims on loan account respectively against, Lexshell to Clidet in terms of the Loan Creation Consolidation Agreement;

1.2.12	“BBKT Lexshell Consideration Shares” means such number of Platmin Shares which will constitute 13.146% of Platmin‘s issued share capital on the Effective Date (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date). If such number of Platmin Shares constitutes a fraction, then the number of Platmin Shares shall be rounded up to the nearest whole number;

1.2.13	“BBKT Lexshell Consideration Shares Subscription Price” means an amount, in Rands, equal to the BBKT Lexshell Consideration Claim;

1.2.14	“BBKT LLTI Consideration Claim” means the consideration payable by Platmin to BBKT, pursuant to the delegation of the BBKT LLTI Consideration Claim to Platmin in terms of the Loan Creation Consolidation Agreement, being R49,492,887.00 (forty nine million four hundred and ninety two thousand eight hundred and eighty seven Rand), outstanding on loan account in favour of BBKT pursuant to the sale it of its shares in, and claims on loan account against, LLTI to West Dunes in terms of the Loan Creation Consolidation Agreement;

1.2.15	“BBKT LLTI Consideration Shares” means such number of Platmin Shares which will constitute 0.247% of Platmin‘s issued share capital on the Effective Date (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date). If such number of Platmin Shares constitutes a fraction, then the number of Platmin Shares shall be rounded up to the nearest whole number;

1.2.16	“BBKT LLTI Consideration Shares Subscription Price” means an amount, in Rands, equal to the BBKT LLTI Consideration Claim;

1.2.17	“BPJV” means Bakgatla Pallinghurst JV (Pty) Ltd, Registration No. 2007/030554/07, a limited liability private company duly incorporated in the Republic of South Africa;

1.2.18	“BPJV Shareholders’ Agreement” means the shareholders agreement entered into between BBKT, PIC, Pallinghurst Cayman and BPJV on or about 31 May 2008;

1.2.19	“Closing Venue” means 10 Fricker Road, lliovo Boulevard, lllovo, Johannesburg (being Webber Wentzel‘s offices as at the Signature Date) or such other place as may be agreed in writing by the Parties prior to the Effective Date; means any day other than a Saturday, Sunday or public holiday in the Republic of South Africa, Guernsey, Mauritius and/or Luxembourg;

1.2.20	“Clidet” means Clidet No 832 (Pty) Ltd, Registration No. 2008/011497/07, a limited liability private company duly incorporated in the Republic of South Africa;

1.2.21	“Companies Act” means the Companies Act, 2008;

1.2.22	“Concentrate” means any treatable product arising from the process of crushing, milling and flotation of Ore produced in terms whereof PGMs, and waste, are treated in a Concentrator Complex before commencement of the smelting and precious metal and base metal refining process;

1.2.23	“Concentrator Complex” means a mineral processing facility which carries out the activities of crushing, milling and thickening, froth flotation, tailings disposal and concentrate filtration but which does not carry out the activities of smelting and other downstream processing such as base metals and precious metals refining;

1.2.24	“Consolidation Agreements” means this Agreement and Loan Creation Consolidation Agreement;

1.2.25	“Contractor Agreement” means the agreement between IBMR, Richtrau, Platmin and PPM pursuant to which, inter alia, an unincorporated joint venture comprised of IBMR, Richtrau, Platmin and PPM will appoint PPM to mine, market and sell their resources on their behalf;

1.2.26	“Closing Venue” means 10 Fricker Road, lliovo Boulevard, lllovo, Johannesburg (being Webber Wentzel‘s offices as at the Signature Date) or such other place as may be agreed in writing by the Parties prior to the Effective Date;

1.2.27	“Cyferkujl Prospecting Rights” means

1.2.27.1	the converted prospecting right description: NW 30/5/1/1/2/1262 PR granted by the DMR in favour of RPM in respect of the 2/3 share of the farm Wachteenbeetjeslaagte 4 JQ; the farm Vogelstruiskraal 400 KQ and Remaining Extent and Portion 1 of the farm Cyferkuil 1 JQ; and

1.2.27.2	the balance of mineral rights description: NW 30/5/1/1/2/1681 PR granted by the DMR in favour of RPM in respect of Portion 1 and Remaining Extent of the farm Cyferkuil 1 JQ and the farm Vogelstruiskraal 400 KQ;

1.2.28	“Distribution” means any distribution to a shareholder, including distributions by way of dividends (including dividends in specie), capital reduction, share repurchases, fees, interest payments, royalties, repayment of loan accounts and the like;

1.2.29	“Dispose” includes sell, alienate, transfer, exchange, make over, give, donate, unbundle, distribute, encumber or otherwise dispose of (including by way of donation, dividend, pledge or by way of the terms of a will), and “Disposal” shall bear a corresponding meaning;

1.2.30	“DMR” means the Department of Mineral Resources;

1.2.31	“Eastern Limb Assets” means Eastern Limb Assets as defined in clause 10.1.8;

1.2.32	“Effective Date” means the date on which the Suspensive Condition is fulfilled, or waived, as the case may be;

1.2.33	“Escrow Agent” means Webber Wentzel, a firm of attorneys operating in partnership pursuant to the laws of the Republic of South Africa;

1.2.34	“Guernsey SPV” means Hodos Holdings Limited, Registration No. 55562, a company duly incorporated in Guernsey;

1.2.35	“Governmental Authority” means any domestic or foreign federal, provincial, state, municipal or other government, governmental department or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority;

1.2.36	“Grootboom” means “Grootboom” as contemplated in Annexure C;

1.2.37	“Guaranteed Amounts” means all claims that BBKT and/or Ivy Lane have against IBMR on the Signature Date in respect of IBMR‘s rehabilitation obligations to the DMR amounting to a capital amount of R24,772,120 (twenty four million seven hundred and seventy two thousand one hundred and twenty rand) together with interest earned on such capital amount, in respect of which -

1.2.37.1	BBKT‘s claim (being 50.1% of the aforesaid capital amount) amounts to R12,410,832.12 (twelve million four hundred and ten thousand eight hundred and thirty two rand and twelve cents) together with interest earned on such portion of the capital amount; and

1.2.37.2	Ivy Lane‘s claim (being 84.9% of 49.9% of the aforesaid capital amount) amounts to R10,494,733.41 (ten million four hundred and ninety four thousand seven hundred and thirty three rand and forty one cents) together with interest earned on such portion of the capital amount;

1.2.38	“Holding Company” means holding company as defined in the Companies Act and references to a “Holding Company” shall not be limited to entities incorporated under the Companies Act and in respect of any company of which BBKT holds more than 50% (fifty percent) of the issued share capital “Holding Company” means BBKT in respect of that company;

1.2.39	“IBMR” means Itereleng Bakgatla Minerals Resources (Pty) Ltd, Registration No. 2003/003721/07, a limited liability private company duly incorporated in the Republic of South Africa;

1.2.40	“IBMR Mining Area” means the “IBMR Mining Area” as defined in the Loan Creation Consolidation Agreement;

1.2.41	“IBMR Mining Right” means the mining right, with DMR file reference number NW30/5/1/2/2/333MR, held by IBMR over the IBMR Mining Area;

1.2.42	“IBMR Shareholders’ Agreement” means the shareholders agreement entered into between BBKT, Ivy Lane and IBMR on or about 22 March 2011;

1.2.43	“IBMR Shares” means ordinary shares with a par value of R0.001 (zero point zero zero one South African Rand) each in the issued share capital of IBMR;

1.2.44	“IDC Subscription Agreement” means the agreement dated 7 March 2012 entered into between the Industrial Development Corporation of South Africa Limited and Platmin in terms of which, inter alia, the Industrial Development Corporation of South Africa Limited agrees to subscribe for that number of Platmin Shares and Platmin will issue so many Platmin Shares to the Industrial Development Corporation of South Africa Limited as will result in the Industrial Development Corporation of South Africa Limited holding 16.2% (sixteen point two percent) of the entire issued share capital of Platmin immediately following such issue of Platmin Shares;

1.2.45	“Initial BBKT IBMR Consideration Shares” means such number of Platmin Shares which will constitute 12.212% of Platmin‘s issued share capital on the Effective Date (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date). If such number of Platmin Shares constitutes a fraction, then the number of Platmin Shares shall be rounded up to the nearest whole number;

1.2.46	“Initial BBKT IBMR Consideration Shares Subscription Price” means an amount, in Rands, equal to the BBKT IBMR Procurement Consideration Claim;

1.2.47	“Interim Period” means the period commencing on the Signature Date and terminating on the Effective Date;

1.2.48	“Investec” means Investec Bank Limited, Registration No. 1969/004763/06, a limited liability public company duly incorporated in the Republic of South Africa;

1.2.49	“Investec Ivy Lane Agreement” means an agreement entered into between Investec and Ivy Lane in terms of which, inter alia, Ivy Lane sells to Investec: (a) 15.1% of the Ivy Lane IBMR Consideration Shares if clause 5.1 is implemented; or (b) 15.1% of the shares in and claims on loan account acquired held by it in IBMR if clause 5.1 is not implemented;

1.2.50	“Investec Luxco Agreement” means an agreement entered into or to be entered into between Investec, Guernsey SPV, Luxco and PIC in terms of which Investec will sell all of the shares which it holds in, and claims on loan account which it holds against, PIC, to Luxco;

1.2.51	“Investec Platmin Agreement” means a subscription agreement entered into or to be entered into between Investec, Guernsey SPV, Platmin and Luxco in terms of which, inter alia, Investec will subscribe for Platmin Shares;

1.2.52	“Ivy Lane” means Pallinghurst Ivy Lane Capital Limited, Registration No. 69215 C1/GBL, a private company limited by shares incorporated in the Republic of Mauritius;

1.2.53	“Ivy Lane IBMR Consideration Claim” means the consideration payable by Platmin to Ivy Lane, pursuant to the delegation of the Ivy Lane IBMR Consideration Claim to Platmin in terms of the Loan Creation Consolidation Agreement, being R2,702,976,863.00 (two billion seven hundred and two million nine hundred and seventy six thousand eight hundred and sixty three Rand), outstanding on loan account in favour of Ivy Lane pursuant to the sale by it of its shares in, and its claims on loan account against (other than the claim on loan account which Ivy Lane has against IBMR in respect of 49.9% of the Guaranteed Amounts), IBMR to PPM in terms of the Loan Creation Consolidation Agreement;

1.2.54	“Ivy Lane IBMR Consideration Shares” means such number of Platmin Shares which will constitute 13.515% of Platmin‘s issued share capital on the Effective Date (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date). If such number of Platmin Shares constitutes a fraction, then the number of Platmin Shares shall be rounded up to the nearest whole number;

1.2.55	“Ivy Lane IBMR Consideration Shares Subscription Price” means an amount, in Rands, equal to the Ivy Lane IBMR Consideration Claim;

1.2.56	“Ivy Lane LLTI Consideration Claim” means the consideration payable by Platmin to Ivy Lane, pursuant to the delegation of the Ivy Lane LLTI Consideration Claim to Platmin in terms of the Loan Creation Consolidation Agreement, being R49,295,310.60 (forty nine million two hundred and ninety five thousand three hundred and ten Rand and sixty cents), outstanding on loan account in favour of Ivy Lane pursuant to the sale by it of its shares in, and claims on loan account against, LLTI to West Dunes in terms of the Loan Creation Consolidation Agreement;

1.2.57	“Ivy Lane LLTI Consideration Shares” means such number of Platmin Shares which will constitute 0.246% of Platmin‘s issued share capital on the Effective Date (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date). If such number of Platmin Shares constitutes a fraction, then the number of Platmin Shares shall be rounded up to the nearest whole number;

1.2.58	“Ivy Lane LLTI Consideration Shares Subscription Price” means an amount, in Rands, equal to the Ivy Lane LLTI Consideration Claim;

1.2.59	“Ivy Lane PIC Consideration Claim” means the consideration payable by Platmin to Ivy Lane, pursuant to the delegation of the Ivy Lane PiC Consideration Claim to Platmin in terms of the Loan Creation Consolidation Agreement, being R2.526,138,098.50 (two billion five hundred and twenty six million one hundred and thirty eight thousand and ninety eight Rand and fifty cents), outstanding on loan account in favour Ivy Lane pursuant to the sale and cession by it of its shares in, and claims on loan account against, PIC to Luxco in terms of the Loan Creation Consolidation Agreement;

1.2.60	“Ivy Lane PIC Consideration Shares” means such number of Platmin Shares which will constitute 12.631% of Platmin‘s issued share capital on the Effective Date (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date). If such number of Platmin Shares constitutes a fraction, then the number of Platmin Shares shall be rounded up to the nearest whole number;

1.2.61	“Ivy Lane PIC Consideration Shares Subscription Price” means an amount, in Rands, equal to the Ivy Lane PIC Consideration Claim;

1.2.62	“Law” means any and all domestic or foreign federal, national, state, provincial, territorial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, principle of common law, code, rule, regulation, notice, order, injunction, judgment, decree, ruling or other similar requirement enacted, made, issued, adopted, promulgated, implemented or otherwise applied by a Governmental Authority, and the term “applicable” with respect to such Laws and in a context that refers to one or more parties, means such Laws as are binding upon or applicable to such party or its assets;

1.2.63	“Lexshell” means Lexshell 38 General Trading (Pty) Ltd, Registration No. 2006/017942/07, a limited liability private company duly incorporated in the Republic of South Africa;

1.2.64	“LLTI” means Newshelf 1101 (Pty) Ltd, Registration No. 2010/018827/07, a limited liability private company duly incorporated in the Republic of South Africa;

1.2.65	“LLTI Shareholders’ Agreement” means the shareholders agreement entered into between Platmin, West Dunes, LLTI, BBKT, Ivy Lane, IBMR and PPM on 22 March 2011;

1.2.66	“Loan Creation Consolidation Agreement” means the consolidation agreement entered into or to be entered into between Luxco, Platmin, BBKT, IBMR, Ivy Lane, BPJV, PIC, RPM, Clidet, Lexshell, Richtrau, Boynton, LLTI, PPM, West Dunes, Guernsey SPV and the Escrow Agent, pursuant to which, inter alia, the claims which are to be ceded and made over to Platmin in terms of clause 5 below are created;

1.2.67	“Luxco” means Orkid S.a r.l., Registration No. B 167 777, a limited liability private company duly incorporated in Luxembourg;

1.2.68	“Magazynskraal” means the farm Magazynskraal 3 JQ;

1.2.69	“Mine” when used as a verb, shall bear the meaning ascribed thereto in section 1 of the New Act, and “Mining” and “Mined” shall have a corresponding meaning;

1.2.70	“Mphalele” means Mphalele as contemplated in Annexure C;

1.2.71	“MPRDA” means the Minerals and Petroleum Resources Development Act No. 28 of 2002 and all regulations promulgated thereunder;

1.2.72	“Ore” means that part of the mineralised horizon that can be economically extracted. It includes amounts of non-mineralised material that are in direct contact with the mineralised portion and which must, of necessity due to the Mining method, also be removed in order to win the mineralisation;

1.2.73	“Pallinghurst Cayman” means Pallinghurst (Cayman) GP L.P., a limited partnership duly established under the laws of the Cayman Islands;

1.2.74	“Panel” means the Takeover Regulation Panel established by section 196 of the Companies Act;

1.2.75	“Parties” means collectively Luxco, Platmin, IBMR, Ivy Lane, BBKT, BPJV, PIC, RPM, Clidet, Lexshell, Richtrau, Platmin SA, LLTI, PPM, West Dunes,

Pallinghurst Cayman, Guernsey SPV and references to a “Party” shall be to any of the aforegoing individually, as the context may require;

1.2.76	“Party‘s Group” means in relation to each Party:

1.2.76.1	any Subsidiary of that Party;

1.2.76.2	any Holding Company of that Party; and

1.2.76.3	any Subsidiary of that Party‘s Holding Company;

1.2.77	“PGNIs” means platinum, palladium, rhodium, ruthenium, iridium and osmium in the UG2 Reef and Merensky Reef and the metals and minerals mineralogically associated therewith together with any such metals and minerals which may be extracted from the normal mining of the first-mentioned minerals;

1.2.78	“PIC” means Pallinghurst Investor Consortium (Pty) Ltd, Registration No. 2007/030604/07, a limited liability private company duly incorporated in the Republic of South Africa;

1.2.79	“Platmin” means Platmin Limited, Registration No. 54400, a limited liability company duly incorporated in Guernsey;

1.2.80	“Platmin SA” means Platmin South Africa (Pty) Ltd, Registration No. 2000/002572/07, a limited liability private company duly incorporated in the Republic of South Africa, formerly Boynton Investments (Pty) Ltd;

1.2.81	“Platmin Shares” means ordinary shares of no par value in the capital of Platmin;

1.2.82	“PPM” means Pilanesberg Platinum Mines (Pty) Ltd, Registration No. 2002/015572/07, a limited liability private company duly incorporated in the Republic of South Africa;

1.2.83	“PPM Mining Area” means Portion 3 of the farm Rooderand 46 JQ; Remaining extent of Portion 1, Portion 2, Portion 3, Portion 4, Portion 6, Portion 9, Portion 13 and Portion 15 of the farm Ruighoek 169 JP; the farm Tuschenkomst 135 JP; Portion 1 and the Remaining Extent of the farm Witkleifontein 136 JP; a portion of Portion 1 the farm Rooderand 46 JQ; and a portion of the farm Wilgespruit 2 JQ;

1.2.84	“PPM Mining Right” means the mining right with DMR reference number NW30/5/1/2/2/320MR granted to PPM in terms of section 23(1) of the MPRDA and executed on 14 February 2008 under protocol number 18/2008 over the PPM Mining Area;

1.2.85	“Prospecting Rights Documents” means documentation, including official legal and geological documentation, relating to the Cyferkujl Prospecting Rights and the Zandspruit Prospecting Right and the area covered by the Cyferkujl Prospecting Rights and the Zandspruit Prospecting Right;

1.2.86	“Rands” means South African Rands;

1.2.87	“Richtrau” means Richtrau No 123 (Pty) Ltd, Registration No. 2006/017346/07, a limited liability private company duly incorporated in the Republic of South Africa;

1.2.88	“Richtrau Area” means Magazynskraal, being the area covered by the Richtrau Rights;

1.2.89	“Richtrau Prospecting Rights” means the prospecting rights, with DMR file reference numbers NW30/5/1/1/2/1680PR and NW30/5/1/1/2/1334PR respectively, held by Richtrau over the Richtrau Area;

1.2.90	“Richtrau Rights” means the Richtrau Prospecting Rights, together with the applications lodged or to be lodged for a mining right pursuant to the Richtrau Prospecting Rights for PGMs in respect of the Richtrau Area and, upon the grant of such mining right, the mining right for PGMs held by Richtrau in respect of the Richtrau Area;

1.2.91	“Richtrau Shareholders* Agreement” means the shareholders agreement entered into between BBKT, RPM, Lexshell and Richtrau on 14 November 2006;

1.2.92	“RPM” means Rustenburg Platinum Mines Limited, Registration No. 1931/003380/06, a limited liability public company duly incorporated in the Republic of South Africa;

1.2.93	“RPM Consideration Shares” means such number of Platmin Shares which will constitute 6.573% of Platmin‘s issued share capital on the Effective Date(on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date). If such number of Platmin Shares constitutes a fraction, then the number of Platmin Shares shall be rounded up to the nearest whole number;

1.2.94	“RPNI Consideration Shares Subscription Price” means an amount, in Rands, equal to the RPM Richtrau Consideration Claim;

1.2.95	“RPNI Richtrau Consideration Claim” means the consideration payable by Platmin to RPM, pursuant to the delegation of the RPM Richtrau Consideration Claim to Platmin in terms of the Loan Creation Consolidation Agreement, being R1,314,568,607.30 (one billion three hundred and fourteen million five hundred and sixty eight thousand six hundred and seven Rand and thirty cents), outstanding on loan account in favour of RPM pursuant to the repurchase by Richtrau of the shares held by RPM in Richtrau‘s issued share capital in terms of the Loan Creation Consolidation Agreement;

1.2.96	“Second Closing Date” shall bear the meaning ascribed thereto in the Loan Creation Consolidation Agreement;

1.2.97	“Signature Date” means the date of the signature of this Agreement by the last Party to do so;

1.2.98	“Subsidiary” means subsidiary as defined in the Companies Act and references to a “Subsidiary” shall not be limited to entities incorporated under the Companies Act and in respect any company of which BBKT holds more than 50% (fifty percent) of the issued share capital “Subsidiary” means such company provided that for purposes of the warranties given by Platmin to RPM in terms of clause 10.1 below any reference to “Subsidiary” or “Subsidiaries” shall be deemed to exclude Richtrau;

1.2.99	“Suspensive Condition” means the suspensive condition referred to in clause 3.1;

1.2.100	“Tax” includes, but is not limited to, income tax, capital gains tax, pay as you earn, regional service council levies, value added tax and any duty or levy (including any penalty or interest) imposed by any law administered by:

1.2.100.1	the South African Revenue Service or any other any other authority entitled to administer taxes in the Republic of South Africa in respect of entities which are liable to pay tax in the Republic of South Africa;

1.2.100.2	any authority entitled to administer taxes in the Bailiwick of Guernsey in respect of entities which are liable to pay tax in the Bailiwick of Guernsey;

1.2.100.3	any authority entitled to administer taxes in Cyprus in respect of entities which are liable to pay tax in Cyprus;

1.2.100.4	any authority entitled to administer taxes in respect of entities which are liable to pay tax in Mauritius;

1.2.100.5	any authority entitled to administer taxes in Luxembourg in respect of entities which are liable to pay tax in Luxembourg; and

1.2.100.6	any authority entitled to administer taxes in any other jurisdiction in respect of entities which are liable to pay tax in such jurisdiction;

1.2.101	“Transaction Agreements” means this Agreement, the Contractor Agreement, the Loan Creation Consolidation Agreement, the IDC Subscription Agreement, the Investec Platmin Agreement, the Investec Luxco Agreement and the Investec Ivy Lane Agreement;

1.2.102	“VAT” means value added tax as may be levied in terms of the VAT Act;

1.2.103	“VAT Act” means the Value-Added Tax Act, 1991;

1.2.104	“West Dunes” means West Dunes Properties 115 (Pty) Ltd (Registration No. 2004/010211/07), a limited liability private company duly incorporated in the Republic of South Africa; and

1.2.105	“Zandspruit Prospecting Right” means the prospecting right description: NW 30/5/1/1/2/1284 PR granted by the DMR in favour of RPM in respect of the Remaining Extent and Portion 2 of the farm Zandspruit 168 JP;

1.3	any reference to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time and includes any subordinate legislation made from time to time under such enactment;

1.4	if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the Agreement;

1.5	when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day is not a Business Day, in which case the last day shall be the next succeeding Business Day;

1.6	if any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.7	the expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

1.8	the rule of construction that a contract shall be interpreted against the Party responsible for the drafting or preparation of the contract, shall not apply;

1.9	any reference in this Agreement to a Party shall include a reference to that Party‘s assigns expressly permitted under this Agreement and, if such Party is liquidated or sequestrated, be applicable also to and binding upon that Party‘s liquidator or trustee, as the case may be;

1.10	any reference to an agreement includes a reference to that agreement and its annexures, as may be amended, supplemented, varied or novated from time to time;

1.11	the words “include”, “including” and “in particular” shall be construed as being by way of example or emphasis only and shall not be construed, nor shall they take effect, as limiting the generality of any preceding word/s;

1.12	the words “other” and “otherwise” shall not be construed eiusdem generis with any preceding words where a wider construction is possible; and

1.13	whenever a person is required to act as an “Expert” in terms of this Agreement, then:

1.13.1	the Expert shall act as an “expert and not as an arbitrator”;

1.13.2	subject to any express provision to the contrary, the Expert shall determine:

1.13.2.1	the quantum of his charges, which quantum shall be paid on demand, in the amounts and manner determined by the Expert; and

1.13.2.2	which of the relevant Parties to the matter referred to the Expert (collectively the “Concerned Parties” and separately and individually a “Concerned Party”) is liable to pay his charges and, if more than 1 (one) Concerned Party is so liable, in what proportions the obligation to make payment of his charges is to be split between the Concerned Parties;

1.13.3	the Expert shall be entitled to determine such methods and processes as he may, in his sole discretion, deem appropriate in the circumstances;

1.13.4	the Expert shall consult with the Concerned Parties (provided that the extent of the Expert‘s consultation shall be in his sole discretion) prior to rendering a determination. The Expert shall afford the Concerned Parties the opportunity to make such written, or at its discretion, oral representations as the Concerned Parties wish, subject to such reasonable time and other limits as the Expert may prescribe and the Expert shall have regard to any such representations but not be bound by them;

1.13.5	the Concerned Parties shall fully co-operate with the Expert and do all such things as may be necessary to assist the Expert with his determination;

1.13.6	having regard to the sensitivity of any confidential information, the Expert shall be entitled to take advice from any person considered by him to have expert knowledge with reference to the matter in question;

1.13.7	having considered the Concerned Parties’ respective representations as contemplated in clause 1.13.4, the Expert shall make his determination in as short a time as is reasonably possible in the circumstances;

1.13.8	the Expert‘s determination will (in the absence of manifest error) be final and binding on the Concerned Parties;

1.13.9	there shall be one Expert, who shall be:

1.13.9.1	for any matter relating to the valuation of the Cyferkujl Prospecting Rights and the Zandspruit Prospecting Rights in clause 16 of this Agreement: SRK Consulting (South Africa) (Proprietary) Limited, registration number 1995/012890/07, a limited liability private company duly incorporated in the Republic of South Africa (“SRK Consulting”), or, if SRK Consulting does not accept the mandate within 45 (forty five) Business Days of the matter being referred to it, Venmyn Rand (Pty) Ltd (Registration No. 1988/004918/07) trading as “Venmyn” (“Venmyn”) or, if Venmyn does not accept the mandate within 45 (forty five) Business Days of the matter being referred to it, such independent mining engineer as may be agreed in writing between the Concerned Parties, or failing agreement within 10 (ten) Business Days from the date upon which Venmyn fails to accept the mandate, appointed (at the instance of any

Concerned Party) by the South African Institute of Mining and Metallurgy, who shall act as an expert and not as an arbitrator; or

1.13.9.2	for any matter other than a valuation of the Cyferkujl Prospecting Rights and the Zandspruit Prospecting Rights in clause 16 of this Agreement: such corporate finance division of any independent and reputable merchant bank as may be agreed between the Concerned Parties, or failing agreement within 10 (ten) Business Days from the date of a request by either of them for such agreement, appointed by the Executive President for the time being of the South African Institute of Chartered Accountants. If that person fails or refuses to make the aforesaid appointment, any Concerned Party may approach the High Court of South Africa to make such an appointment. To the extent necessary, the Parties agree that the High Court is expressly empowered to make such appointment.

2.	ESCROW AGENT

2.1	The Parties jointly agree to designate and appoint the Escrow Agent as escrow agent to hold the original share certificates deposited by Platmin with it on the Signature Date in terms of clause 2.5 below in escrow.

2.2	On receipt of written confirmation from Ivy Lane, RPM, BBKT and Platmin that the Suspensive Conditions have been fulfilled or waived, as the case may be, the Escrow Agent shall:

2.2.1	on the Effective Date, date the original share certificate deposited with it in respect of the Ivy Lane PIC Consideration Shares with the Effective Date and release such share certificate to Ivy Lane on behalf of Platmin in accordance with the provisions of clause 5.1.1;

2.2.2	on the Effective Date, date the original share certificate deposited with it in respect of the BBKT BPJV Consideration Shares with the Effective Date and release such share certificate to BBKT on behalf of Platmin in accordance with the provisions of clause 5.1.2;

2.2.3	on the Effective Date, date the original share certificate deposited with it in respect of the BBKT Lexshell Consideration Shares with the Effective Date and release such share certificate to BBKT on behalf of Platmin in accordance with the provisions of clause 5.1.3;

2.2.4	on the Effective Date, date the original share certificate deposited with it in respect of the RPM Consideration Shares with the Effective Date and release same to RPM on behalf of Platmin in accordance with the provisions of clause 5.1.4;

2.2.5	on the Effective Date, date the original share certificate deposited with it in respect of the Initial BBKT IBMR Consideration Shares with the Effective Date and release such share certificate to BBKT on behalf of Platmin in accordance with the provisions of clause 5.1.5;

2.2.6	on the Effective Date, date the original share certificate deposited with it in respect of the Ivy Lane IBMR Consideration Shares with the Effective Date and release such share certificate to Ivy Lane on behalf of Platmin in accordance with the provisions of clause 5.1.6;

2.2.7	on the Effective Date, date the original share certificate deposited with it in respect of the Ivy Lane LLTI Consideration Shares with the Effective Date and release such share certificate to Ivy Lane on behalf of Platmin in accordance with the provisions of clause 5.1.7; and

2.2.8	on the Effective Date, date the original share certificate deposited with it in respect of the BBKT LLTI Consideration Shares with the Effective Date and release such share certificate to BBKT on behalf of Platmin in accordance with the provisions of clause 5.1.8.

2.3	On receipt of written confirmation from Platmin, BBKT and PPM that the BBKT IBMR Effective Date has occurred, the Escrow Agent shall, on the Second Closing Date, date the original share certificate deposited with it in respect of the Additional BBKT IBMR Consideration Shares with the Second Closing Date and release such share certificate to BBKT in accordance with the provisions of clause 5.2.

2.4	The Escrow Agent accepts such designation and appointment in accordance with and limited to the terms and conditions of clauses 2.1, 2.2, 2.3, 2.5, 2.6, 2.7, 19 and 25 whereby it agrees to be bound.

2.5	On the Signature Date, Platmin shall deliver to the Escrow Agent all of the original share certificates contemplated in clauses 5.1 and 5.2 duly signed and complying all respects with the relevant company laws applicable to Platmin but undated.

2.6	The Escrow Agent

2.6.1	shall have no duties or responsibilities except as expressly set forth in clause 2.1 and shall have no obligations, responsibilities or liability arising under any other agreement to which the Escrow Agent is not a party, even though reference to such other agreement may be made in this Agreement;

2.6.2	is not and shall not be deemed to be a trustee for any Party to this Agreement for any purpose and is merely acting in an administrative capacity with the limited duties described in this Agreement;

2.6.3	shall be entitled to rely upon any enforceable judgement delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof, has been duly authorised to do so; and

2.6.4	and the other Parties agree that Ivy Lane, BBKT and RPM may jointly, by written notice to the Escrow Agent, at any time, remove the Escrow Agent as the escrow agent in terms of this Agreement, and substitute any other firm of attorneys (acceptable to all of the Parties, acting reasonably) for the Escrow Agent, in which event, upon receipt of written notice thereof, the Escrow Agent shall deliver to such substituted escrow agent the original share certificates deposited with it on the Signature Date in terms of clause 2.5, and the Escrow Agent shall thereafter be discharged from any and all further liability or responsibility in terms of this Agreement.

2.7	Each Party hereby indemnifies the Escrow Agent from, and holds it harmless against, any (without limitation) claims by or debts to any person, and loss, liability or expense of whatsoever nature incurred or suffered by it arising out of or in connection with the administration contemplated in clauses 2.1 to 2.6, including the full costs and expenses of legal counsel so long as such claims, debts, loss, liability or expense are not the result of the negligence or reckless or wilful misconduct of the Escrow Agent Insofar as any such claims, debts, loss, liability or expense would otherwise be owed to one or more of the Parties, such Parties hereby waive their rights in respect of such claims, debts, loss, liability or expense.

2.8	Upon the date upon which:

2.8.1	the last of the Suspensive Conditions fulfilled or waived, as the case may be, Ivy Lane, BBKT, RPM and Platmin shall be obliged to send the written confirmation contemplated in clause 2.2 to the Escrow Agent; and

2.8.2	the BBKT IBMR Effective Date occurs Platmin, BBKT and PPM shall be obliged to send the written confirmation contemplated in clause 2.3 to the Escrow Agent.

3.	SUSPENSIVE CONDITIONS

3.1	The whole of this Agreement, other than the Preamble and the provisions of clauses 1, 2, this clause 3, clause 16.2, 16.3 and clauses 19 to 30 (both inclusive), which shall be of immediate force and effect on the Signature Date, is subject to the fulfilment of the Suspensive Conditions, that by no later than 15 December 2013:

3.1.1	all of the suspensive conditions to the Loan Creation Consolidation Agreement have been fulfilled save for any condition/s contained therein requiring this Agreement to have been entered into and/or becoming unconditional; and

3.1.2	the Loan Creation Consolidation Agreement has been implemented save for the implementation of the BBKT IBMR Share Sale Step and the payment by PPM to Ivy Lane and BBKT of the Guaranteed Amounts.

3.2	Forthwith after the Signature Date, the Parties shall use their respective reasonable endeavours and co-operate in good faith to procure the fulfilment of the Suspensive Conditions, to the extent that it is within their power to do so, as expeditiously as reasonably possible.

3.3	The Suspensive Conditions have been inserted for the benefit of all the Parties, who will be entitled to waive fulfilment of same (or part thereof) by written agreement prior to the expiry of the time period set out in clause 3.1 (or extended in accordance with clause 3.4).

3.4	Unless the Suspensive Conditions have been fulfilled or waived by not later than the date for fulfilment thereof set out in clause 3.1 (or such later date or dates as may be agreed in writing between the Parties before the aforesaid date or dates), the provisions of this Agreement save for clause 1, 2, this clause 3, and clauses 19 to 30 (both inclusive) which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and none of the Parties will have any claim against any other in terms hereof or arising from the failure of the Suspensive Conditions, save for any claims arising from a breach of clause 3.2 and/or any prior breach of any of the provisions of this Agreement which became effective prior to the Effective Date.

4.	SUBSCRIPTIONS

4.1	On the Effective Date:

4.1.1	Ivy Lane hereby subscribes for the Ivy Lane PIC Consideration Shares at the Ivy Lane PIC Consideration Shares Subscription Price;

4.1.2	BBKT hereby subscribes for the BBKT BPJV Consideration Shares at the BBKT BPJV Consideration Shares Subscription Price;

4.1.3	BBKT hereby subscribes for the BBKT Lexshell Consideration Shares at the BBKT Lexshell Consideration Shares Subscription Price;

4.1.4	RPM hereby subscribes for the RPM Consideration Shares, at the RPM Consideration Shares Subscription Price;

4.1.5	BBKT hereby subscribes for the Initial BBKT IBMR Consideration Shares, at the Initial BBKT IBMR Consideration Shares Subscription Price;

4.1.6	Ivy Lane hereby subscribes for the Ivy Lane IBMR Consideration Shares at the Ivy Lane IBMR Consideration Shares Subscription Price;

4.1.7	Ivy Lane hereby subscribes for the Ivy Lane LLTl Consideration Shares at the Ivy Lane LLTl Consideration Shares Subscription Price; and

4.1.8	BBKT hereby subscribes for the BBKT LLTl Consideration Shares at the BBKT LLTl Consideration Shares Subscription Price.

4.2	On the Second Closing Date, BBKT hereby subscribes for the Additional BBKT IBMR Consideration Shares, at the Additional BBKT IBMR Consideration Shares Subscription Price.

5.	DISCHARGE BY THE RELEVANT SUBSCRIBER OF THE RELEVANT SUBSCRIPTION PRICE AND ISSUE OF THE RELEVANT SUBSCRIPTION SHARES

5.1	On the Effective Date:

5.1.1	the Ivy Lane PIC Consideration Shares Subscription Price shall be discharged by Platmin‘s obligation to pay the Ivy Lane PIC Consideration Claim to Ivy Lane being set-off against Ivy Lane‘s obligation to pay the Ivy Lane PIC Consideration Shares Subscription Price to Platmin and pursuant thereto Platmin shall issue (and, for the avoidance of doubt, Platmin shall be obliged to so issue) to Ivy Lane the Ivy Lane PIC Consideration Shares, and in this regard at the Closing Venue the Escrow Agent, for and on behalf of Platmin shall deliver to Ivy Lane: an original share certificate reflecting Ivy Lane as the registered owner of the Ivy Lane PIC Consideration Shares and a copy of Platmin‘s share register reflecting Ivy Lane as the registered owner of the Ivy Lane PIC Consideration Shares;

5.1.2	the BBKT BPJV Consideration Shares Subscription Price shall be discharged by Platmin‘s obligation to pay the BBKT BPJV Consideration Claim to BBKT being set-off against BBKT‘s obligation to pay the BBKT BPJV Consideration Shares Subscription Price to Platmin and pursuant thereto Platmin shall issue (and, for the avoidance of doubt, Platmin shall be obliged to so issue) to BBKT the BBKT BPJV Consideration Shares, and in this regard at the Closing Venue the Escrow Agent, for and on behalf of Platmin shall deliver to BBKT: an original share certificate reflecting BBKT as the registered owner of the BBKT BPJV Consideration Shares and a copy of Platmin‘s share register reflecting BBKT as the registered owner of the BBKT BPJV Consideration Shares;

5.1.3	the BBKT Lexshell Consideration Shares Subscription Price shall be discharged by Platmin‘s obligation to pay the BBKT Lexshell Consideration Claim to BBKT being set-off against BBKT‘s obligation to pay the BBKT Lexshell Consideration Shares Subscription Price to Platmin and pursuant thereto Platmin shall issue (and, for the avoidance of doubt, Platmin shall be obliged to so issue) to BBKT the BBKT Lexshell Consideration Shares, and in this regard at the Closing Venue the Escrow Agent, for and on behalf of Platmin shall deliver to BBKT: an original share certificate reflecting BBKT as the registered owner of the BBKT Lexshell Consideration Shares and a copy of Platmin‘s share register reflecting BBKT as the registered owner of the BBKT Lexshell Consideration Shares;

5.1.4	the RPM Consideration Shares Subscription Price shall be discharged by Platmin‘s obligation to pay the RPM Richtrau Consideration Claim to RPM being set-off against RPM‘s obligation to pay the RPM Consideration Shares Subscription Price to Platmin and pursuant thereto Platmin shall issue (and, for the avoidance of doubt, Platmin shall be obliged to so issue) to RPM the RPM Consideration Shares, and in this regard at the Closing Venue the Escrow Agent, for and on behalf of Platmin shall deliver to RPM: an original share certificate reflecting RPM as the registered owner of the RPM Consideration Shares and a copy of Platmin‘s share register reflecting RPM as the registered owner of the RPM Consideration Shares;

5.1.5	the Initial BBKT IBMR Consideration Shares Subscription Price shad be discharged by Platmin‘s obligation to pay the BBKT IBMR Procurement Consideration Claim to BBKT being set-off against BBKT‘s obligation to pay the Initial BBKT IBMR Consideration Shares Subscription Price to Platmin and pursuant thereto Platmin shall issue (and, for the avoidance of doubt, Platmin shall be obliged to so issue) to BBKT the Initial BBKT IBMR Consideration Shares, and in this regard at the Closing Venue the Escrow Agent, for and on behalf of Platmin shall deliver to BBKT: an original share certificate reflecting BBKT as the registered owner of the Initial BBKT IBMR Consideration Shares and a copy of Platmin‘s share register reflecting BBKT as the registered owner of the Initial BBKT IBMR Consideration Shares;

5.1.6	the Ivy Lane IBMR Consideration Shares Subscription Price shall be discharged by Platmin‘s obligation to pay the Ivy Lane IBMR Consideration Claim to Ivy Lane being set-off against Ivy Lane‘s obligation to pay the Ivy Lane IBMR Consideration Shares Subscription Price to Platmin and pursuant thereto Platmin shall issue (and, for the avoidance of doubt, Platmin shall be obliged to so issue) to Ivy Lane the Ivy Lane IBMR Consideration Shares, and in this regard at the Closing Venue the Escrow Agent, for and on behalf of Platmin shall deliver to Ivy Lane: an original share certificate reflecting Ivy Lane as the registered owner of the Ivy Lane IBMR Consideration Shares and a copy of Platmin‘s share register reflecting Ivy Lane as the registered owner of the Ivy Lane IBMR Consideration Shares;

5.1.7	the Ivy Lane LLTI Consideration Shares Subscription Price shall be discharged by Platmin‘s obligation to pay the Ivy Lane LLTI Consideration Claim to Ivy Lane being set-off against Ivy Lane‘s obligation to pay the Ivy Lane LLTI Consideration Shares Subscription Price to Platmin and pursuant thereto Platmin shall issue (and, for the avoidance of doubt, Platmin shall be obliged to so issue) to Ivy Lane the Ivy Lane LLTI Consideration Shares, and in this regard at the Closing Venue the Escrow Agent, for and on behalf of Platmin shall deliver to Ivy Lane: an original share certificate reflecting Ivy Lane as the registered owner of the Ivy Lane LLTI Consideration Shares and a copy of Platmin‘s share register reflecting Ivy Lane as the registered owner of the Ivy Lane LLTI Consideration Shares; and

5.1.8	the BBKT LLTI Consideration Shares Subscription Price shall be discharged by Platmin‘s obligation to pay the BBKT LLTI Consideration Claim to BBKT being set-off against BBKT‘s obligation to pay the BBKT LLTI Consideration Shares Subscription Price to Platmin and pursuant thereto Platmin shall issue (and, for the avoidance of doubt, Platmin shall be obliged to so issue) to BBKT the BBKT LLTI Consideration Shares, and in this regard at the Closing Venue the Escrow Agent, for and on behalf of Platmin shall deliver to BBKT: an original share certificate reflecting BBKT as the registered owner of the BBKT LLTI Consideration Shares and a copy of Platmin‘s share register reflecting BBKT as the registered owner of the BBKT LLTI Consideration Shares.

5.2	On the Second Closing Date, the Additional BBKT IBMR Consideration Shares Subscription Price shall be discharged by Platmin‘s obligation to pay the BBKT IBMR Shares and Claims Consideration Claim to BBKT being set-off against BBKT‘s obligation to pay the Additional BBKT IBMR Consideration Shares Subscription Price to Platmin and pursuant thereto Platmin shall issue (and, for the avoidance of doubt, Platmin shall be obliged to so issue) to BBKT the Additional BBKT IBMR Consideration Shares, and in this regard at the Closing Venue the Escrow Agent, for and on behalf of Platmin shall deliver to BBKT: an original share certificate reflecting BBKT as the registered owner of the Additional BBKT IBMR Consideration Shares and a copy of Platmin‘s share register reflecting BBKT as the registered owner of the Additional BBKT IBMR Consideration Shares.

5.3	The table in ANNEXURE A reflects the shareholding in Platmin after the implementation of clause 5.1 (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date) and before the issue of Platmin Shares to the Industrial Development Corporation of South Africa Limited in terms of the IDC Subscription Agreement.

6.	TERMS AND CONDITIONS OF THE CONSIDERATION CLAIMS

The terms and conditions of the Ivy Lane PIC Consideration Claim, the BBKT BPJV Consideration Claim, the BBKT Lexshell Consideration Claim, the RPM Richtrau Consideration Claim, the Ivy Lane IBMR Consideration Claim, the BBKT IBMR Procurement Consideration Claim and the BBKT IBMR Shares and Claims Consideration Claim, the Ivy Lane LLTI Consideration Claim and the BBKT LLTI Consideration Claim shall be those set out in the Loan Creation Consolidation Agreement.

7.	RPM‘S RIGHT TO APPOINT A MEMBER TO THE INVESTMENT COMMITTEE OF PLATMIN

7.1	Subject to clause 7.6, the board of directors of Platmin hereby irrevocably and unconditionally undertakes to use its reasonable endeavours to procure that by not later than the 90th Business Day after the Closing Day (as defined in the IDC Subscription Agreement) a sub-committee is constituted as an advisory sub-committee in order to make recommendations (on a non binding basis) to Platmin as to, inter alia, material exploitation, exploration, development, mining and/or prospecting (and matters ancillary to the aforesaid exploitation, exploration, development, mining and/or prospecting) in South Africa and all technical, financial (including receiving and evaluating budgets in respect of the aforesaid matters) and social issues in relation thereto.

7.2	The sub-committee shall meet (whether by telephone, video conference or otherwise) no less frequently than on a monthly basis to discuss, review and make recommendations to Platmin, but shall otherwise be entitled to determine the time, manner and agenda for its meetings.

7.3	RPM shall be entitled, on written notice, to nominate, appoint, remove or replace 1 (one) member of the sub-committee, who shall have one vote in respect of its proposed recommendations provided that such member shall not have any votes in relation to how the Subscription Amount (as defined in the IDC Subscription Agreement) should be utilised. The aforesaid steering committee shall have as many members as Platmin considers necessary from time to time.

7.4	All recommendations of the sub-committee shall be determined by simple majority.

7.5	Platmin and RPM shall be entitled (but not obliged) to appoint an observer to attend and speak (but not to vote) at any meeting of the sub-committee, and for that purpose to be given due notice of all meetings of the sub-committee and copies of all minutes of such meetings.

7.6	Notwithstanding clauses 7.1 to 7.5 above (both inclusive), if RPM Disposes of 50% (fifty percent) or more of the RPM Consideration Shares, then in such circumstances clauses 7.1 to 7.5 above (both inclusive) shall not apply.

8.	RPM‘S RIGHT TO APPOINT A MEMBER TO THE IPO STEERING COMMITTEE

8.1	It is recorded that Platmin is considering an initial public offering of Platmin Shares and the listing of such Platmin Shares on a securities exchange; in implementing this:

8.1.1	Platmin and the IDC will, as soon as is reasonably practicable after the Issuance (as defined in the IDC Subscription Agreement), form a steering committee to oversee the overall initial public offering and the listing of the Platmin Shares on a securities exchange; and

8.1.2	RPM will be entitled to have representation at such steering committee.

8.2	The steering committee will prepare all of the required and necessary documentation for the undertaking of the initial public offering of the Platmin Shares and their listing in a securities exchange, and RPM‘s representatives shall be furnished with any and all such required and necessary documentation prepared for this purpose within a reasonable period, who shall be entitled to comment thereon. Platmin shall, in good faith, consider all comments made by RPM in relation to such documentation. RPM hereby undertakes in favour of Platmin to also act in good faith in the aforesaid process.

8.3	Subject to applicable law and/or urgent timing requirements, neither RPM nor Platmin shall make any public announcements of any nature whatsoever in respect of or in connection with the initial public offering without affording the other sufficient time to consider and comment on the contents of such public announcement.

9.	RELEVANT WARRANTIES

9.1	Platmin hereby warrants to:

9.1.1	Ivy Lane that the percentage which each of the Ivy Lane PIC Consideration Shares, the Ivy Lane IBMR Consideration Shares and the Ivy Lane LLTI Consideration Shares constitutes of Platmin‘s entire issued share capital, once issued, on the Effective Date will be not less than the percentages in respect thereof set out in ANNEXURE A (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date) before the issue of Platmin Shares to the Industrial Development Corporation of South Africa Limited in terms of the IDC Subscription Agreement;

9.1.2	RPM that the percentage which RPM Consideration Shares constitutes of Platmin‘s entire issued share capital, once issued, on the Effective Date will be not less than the percentage in respect thereof set out in Annexure A (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date) before the issue of Platmin Shares to the Industrial Development Corporation of South Africa Limited in terms of the IDC Subscription Agreement;

9.1.3	BBKT that the percentage which:

9.1.3.1	each of the BBKT BPJV Consideration Shares, the BBKT Lexshell Consideration Shares, the Initial BBKT IBMR Consideration Shares and the BBKT LLTI Consideration Shares constitutes of Platmin‘s entire issued share capital, once issued, on the Effective Date will be not less than the percentage in respect thereof set out in ANNEXURE A (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date) before the issue of Platmin Shares to the Industrial Development Corporation of South Africa Limited in terms of the IDC Subscription Agreement; and

9.1.3.2	the Additional BBKT IBMR Consideration Shares constitutes of Platmin‘s entire issued share capital, once issued, on the Second Closing Date will be not less than the percentage in respect thereof set out in ANNEXURE A (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date) before the issue of Platmin Shares to the Industrial Development Corporation of South Africa Limited in terms of the IDC Subscription Agreement.

9.2	Platmin undertakes and warrants to Ivy Lane, BBKT and RPM that, for the Interim Period:

9.2.1	Platmin will not:

9.2.1.1	declare or pay or make any Distributions;

9.2.1.2	Dispose of or enter into any agreement to Dispose of any assets in excess of R50,000,000.00 (fifty million Rand) in the aggregate other than in the ordinary course of business;

9.2.1.3	acquire or enter into any agreement to acquire any assets in excess of R50,000,000.00 (fifty million Rand) in the aggregate other than in the ordinary course of business;

9.2.1.4	incur or agree to incur any liabilities in excess of R50.000.000.00 (fifty million Rand) in the aggregate other than in the ordinary course of business;

9.2.1.5	incur or agree to incur any expenditure in excess of R50,000,000.00 (fifty million Rand) in the aggregate other than in the ordinary course of business; or

9.2.1.6	save for the Transaction Agreements, enter into any material contract other than in the ordinary course of business; and

9.2.2	Platmin will notify Ivy Lane, BBKT and RPM in writing as soon as practicable after it becomes aware of any proposed shareholder resolution other than any shareholder resolution required for the execution and/or implementation of this Agreement The aforesaid notification shall include the content of the relevant shareholder resolution.

9.3	PPM undertakes and warrants to Ivy Lane, BBKT and RPM that, for the Interim Period:

9.3.1	PPM will not

9.3.1.1	declare or pay or make any Distributions;

9.3.1.2	Dispose of or enter into any agreement to Dispose of any assets in excess of R40,000,000.00 (forty million Rand) in the aggregate other than in the ordinary course of business;

9.3.1.3	acquire or enter into any agreement to acquire any assets in excess of R40,000,000.00 (forty million Rand) in the aggregate other than in the ordinary course of business;

9.3.1.4	incur or agree to incur any liabilities in excess of R40,000,000.00 (forty million Rand) in the aggregate other than in the ordinary course of business;

9.3.1.5	incur or agree to incur any expenditure in excess of R40,000,000.00 (forty million Rand) in the aggregate other than in the ordinary course of business; or

9.3.1.6	save for the Transaction Agreements, enter into any material contract other than in the ordinary course of business; and

9.3.2	PPM will:

9.3.2.1	carry on its business in the ordinary and regular course; and

9.3.2.2	maintain the PPM Mining Right and comply with all legislation in relation thereto;

9.3.2.3	notify Ivy Lane, BBKT and RPM in writing as soon as practicable after it becomes aware of any proposed shareholder resolution other than any shareholder resolution required for the execution and/or implementation of this Agreement. The aforesaid notification shall include the content of the relevant shareholder resolution.

9.4	PPM hereby gives Ivy Lane, BBKT and RPM the following warranties on the Effective Date:

9.4.1	PPM is the sole beneficial owner and registered holder of the PPM Mining Right and the PPM Mining Right is valid and enforceable in accordance with its terms;

9.4.2	PPM is not involved in any material litigation or material dispute of any nature whatever nor is there any fact, matter or circumstance which may give rise to any such material litigation or material dispute [where the liability which arises as a result thereof will exceed R50,000,000.00 (fifty million Rand)];

9.4.3	PPM is not liable to pay any penalty or interest in connection with any claim for any Tax;

9.4.4	PPM is not subject to any liability as a result of the reopening of any tax assessment;

9.4.5	PPM is registered for Tax;

9.4.6	PPM has withheld all Taxes which it is liable to withhold and has paid such Taxes to the South African Revenue Service or other appropriate authorities;

9.4.7	PPM is registered as a VAT vendor in terms of the VAT Act; and

9.4.8	PPM has not been and is not party to any transaction, operation or scheme of the nature referred to in Sections 80A to 80L or Section 103(1) of the Income Tax Act, 1962 or Section 73 of the VAT Act.

9.5	Platmin hereby gives Ivy Lane the following warranties in respect of the Ivy Lane PIC Consideration Shares, the Ivy Lane IBMR Consideration Shares and the Ivy Lane LLTI Consideration Shares, on the Effective Date:

9.5.1	there will be sufficient shares in the authorised share capital of Platmin to implement the issue of the Ivy Lane PIC Consideration Shares, the Ivy Lane IBMR Consideration Shares and the Ivy Lane LLTI Consideration Shares and,

subject to compliance by Ivy Lane with its obligations in clause 5, those shares shall be validly issued as fully paid-up shares;

9.5.2	no person will have any right, including any option or right of first refusal, to purchase (or otherwise acquire, save as contemplated in the Ivy Lane Investec Agreement) the Ivy Lane PIC Consideration Shares, the Ivy Lane IBMR Consideration Shares or the Ivy Lane LLTI Consideration Shares;

9.5.3	none of the Ivy Lane PIC Consideration Shares, the Ivy Lane IBMR Consideration Shares or the Ivy Lane LLTI Consideration Shares is subject to any pledge or cession or other right of security or encumbrance in favour of any third party; and

9.5.4	no person has any right whatsoever (whether pursuant to an option, right of first refusal or otherwise) to subscribe for any unissued shares in Platmin, save as contemplated in the Transaction Agreements and/or in the ordinary course of business.

9.6	Platmin hereby gives BBKT the following warranties in respect of the BBKT BPJV Consideration Shares, the BBKT Lexshell Consideration Shares, the Initial BBKT IBMR Consideration Shares and the BBKT LLTI Consideration Shares on the Effective Date:

9.6.1	there will be sufficient shares in the authorised share capital of Platmin to implement the issue of the BBKT BPJV Consideration Shares, the BBKT Lexshell Consideration Shares, the Initial BBKT IBMR Consideration Shares and the BBKT LLTI Consideration Shares and, subject to compliance by BBKT with its obligations in clause 5, those shares shall be validly issued and fully paid-up shares;

9.6.2	no person will have any right, including any option or right of first refusal, to purchase (or otherwise acquire) the BBKT BPJV Consideration Shares, the BBKT Lexshell Consideration Shares, the Initial BBKT IBMR Consideration Shares or the BBKT LLTI Consideration Shares;

9.6.3	none of the BBKT BPJV Consideration Shares, the BBKT Lexshell Consideration Shares, the Initial BBKT IBMR Consideration Shares or the BBKT LLTI Consideration Shares is subject to any pledge or cession or other right of security or encumbrance in favour of any third party; and

9.6.4	no person has any right whatsoever (whether pursuant to an option, right of first refusal or otherwise) to subscribe for any unissued shares in Platmin, save as contemplated in the Transaction Agreements and/or in the ordinary course of business.

9.7	Platmin hereby gives RPM the following warranties in respect of the RPM Consideration Shares on the Effective Date:

9.7.1	there will be sufficient shares in the authorised share capital of Platmin to implement the issue of the RPM Consideration Shares and, subject to compliance by RPM with its obligations in clause 5, those shares shall be validly issued and fully paid-up shares;

9.7.2	no person will have any right, including any option or right of first refusal, to purchase (or otherwise acquire) the RPM Consideration Shares;

9.7.3	none of the RPM Consideration Shares are subject to any pledge or cession or other right of security or encumbrance in favour of any third party; and

9.7.4	no person has any right whatsoever (whether pursuant to an option, right of first refusal or otherwise) to subscribe for any unissued shares in Platmin, save as contemplated in the Transaction Agreements and/or in the ordinary course of business.

9.8	Platmin hereby warrants to RPM that with effect from the Effective Date RPM shall be entitled to appoint 1 (one) director to the board of directors of Platmin and the number of directors on the board of directors of Platmin (including RPM‘s appointee pursuant to the provisions of this clause) shall not exceed 15 (fifteen).

9.9	Platmin hereby gives BBKT the following warranties in respect of the Additional BBKT IBMR Consideration Shares on the Second Closing Date:

9.9.1	there will be sufficient shares in the authorised share capital of Platmin to implement the issue of the Additional BBKT IBMR Consideration Shares and, subject to compliance by BBKT with its obligations in clause 5, those shares shall be validly issued and fully paid-up shares;

9.9.2	no person will have any right, including any option or right of first refusal, to purchase (or otherwise acquire) the Additional BBKT IBMR Consideration Shares; and

9.9.3	none of the Additional BBKT IBMR Consideration Shares is subject to any pledge or cession or other right of security or encumbrance in favour of any third party.

10.	PLATMIN IRPM ADDITIONAL WARRANTIES

10.1	In addition to the warranties given by Platmin to RPM elsewhere in this Agreement, Platmin hereby gives the following warranties to RPM:

Registration of Platmin and its Subsidiaries

10.1.1	As at the Effective Date:

10.1.1.1	Platmin is a limited liability company, duly incorporated and registered in the Bailiwick of Guernsey; and

10.1.1.2	no steps have been taken or are contemplated for the deregistration of Platmin.

Records, accounts and financial statements

10.1.2	As at the Effective Date the constitutional records of Platmin and, to the best of Platmin‘s knowledge and belief and after having made diligent enquiries, its Subsidiaries, are correct in all material respects and include all material amendments thereto to date, and all such amendments were made in accordance with the applicable Laws.

Shares held by Platmin

10.1.3	On the Effective Date, pursuant to the implementation of the Consolidation Agreements:

10.1.3.1	Platmin and/or its wholly-owned Subsidiaries will hold all of the issued shares in Platmin SA;

10.1.3.2	Platmin SA and/or a wholly-owned Subsidiary of Platmin will hold the entire issued shares in PPM;

10.1.3.3	PPM and/or a wholly-owned Subsidiary of the Company holds -

10.1.3.3.1	all of the issued shares in LLTI;

10.1.3.3.2	all of the issued shares in Richtrau;

10.1.3.3.3	shares constituting 49.9% of all of the issued shares in IBMR.

PPM

10.1.4	As at the Effective Date, PPM holds the PPM Mining Right.

IBMR

10.1.5	As at the Effective Date, IBMR holds the IBMR Mining Right.

10.1.6	The mining rights held by each of IBMR and PPM shall hereinafter be referred to as the “Mining Rights”.

Platmin SA

10.1.7	As at the Signature Date, Platmin holds mining and prospecting rights, whether directly or indirectly and in the proportions set out in Annexure C over what is referred to as the “Eastern Limb Assets”.

Prospecting Rights

10.1.8	As at the Effective Date, in relation to the material prospecting and/or mining rights held by Platmin (whether directly or indirectly and in the proportions set out in Annexure Cat the Effective Date, comprising Grootboom and Mphalele (“Mining/Prospecting Rights”), Platmin warrants to the best of its knowledge and belief and after having made all reasonable enquiries -

10.1.8.1	Platmin SA is either the sole or joint beneficial holder (as defined in the MPRDA) of the Mining/Prospecting Rights for the purposes of the MPRDA; and

10.1.8.2	the Mining/Prospecting Rights have been registered at the Minerals and Petroleum Titles Registration Office.

10.1.9	As at the Effective Date save as otherwise contemplated in the course of the implementation of this Agreement and the Loan Creation Consolidation Agreement (the “Consolidation”), no application to transfer any right or interest in the Mining/Prospecting Rights has been made to the Minister of Mineral Resources under section 11 of the MPRDA.

10.1.10	As at the Signature Date, no notice has been received by Platmin and/or Platmin SA of the intention of any authority to expropriate the properties or any portions thereof nor is Platmin and/or Platmin SA aware of any intention to expropriate the properties over which the Mining/Prospecting Rights have been granted (“Properties”) by any such authority.

Mining Rights

10.1.11	As at the Effective Date, PPM and IBMR are the sole and beneficial holders (as defined in the MPRDA) of the Mining Rights for the purposes of the MPRDA.

10.1.12	As at the Effective Date save as otherwise contemplated in the course of the Consolidation, no application to transfer any right or interest in the Mining Rights has been made to the Minister of Mineral Resources under section 11 of the MPRDA.

10.1.13	On the Signature Date, no notice has been received by PPM and/or IBMR of the intention of any authority to expropriate the properties or any portions thereof nor are PPM and/or IBMR aware of any intention to expropriate the Properties or any portions thereof by any such authority.

10.2	In addition to the warranties given by RPM to Platmin elsewhere in this Agreement, RPM hereby gives the following warranties to Platmin, Platmin SA and Richtrau:

Registration of Richtrau

10.2.1	As at the Effective Date:

10.2.1.1	Richtrau is a private company, duly incorporated and registered in the Republic of South Africa; and

10.2.1.2	no steps have been taken or are contemplated for the deregistration of Richtrau.

Records, accounts and financial statements

10.2.2	As at the Effective Date the constitutional records of Richtrau are correct in all material respects and include all material amendments thereto to date, and all such amendments were made in accordance with the applicable Laws.

Richtrau

10.2.3	As at the Effective Date, Richtrau holds the Richtrau Rights.

Prospecting Rights

10.2.4	As at the Effective Date, in relation to the Richtrau Prospecting Rights, RPM warrants to the best of its knowledge and belief and after having made all reasonable enquiries as follows -

10.2.4.1	Richtrau is the sole registered and beneficial holder (as defined in the MPRDA) of the Richtrau Prospecting Rights for the purposes of the MP RD A; and

10.2.4.2	the Richtrau Prospecting Rights have been registered at the Minerals and Petroleum Titles Registration Office.

10.2.5	As at the Effective Date save as otherwise contemplated in the course of the Consolidation, no application to transfer any right or interest in the Richtrau Prospecting Rights has been made to the Minister of Mineral Resources under section 11 of the MPRDA.

10.2.6	As at the Signature Date, no notice has been received by Richtrau of the intention of any authority to expropriate the properties or any portions thereof nor is RPM aware of any intention to expropriate the Richtrau Prospecting Properties by any such authority.

11.	POTENTIAL ADJUSTMENT

11.1	If after the Effective Date and the implementation of the IDC Subscription Agreement and prior to the Second Effective Date, Platmin intends:

11.1.1	issuing any Platmin Shares pursuant to a rights issue;

11.1.2	issuing any Platmin Shares pursuant to a capitalisation issue;

11.1.3	sub-dividing or consolidating any of its Platmin Shares; or

11.1.4	taking any other action in respect of its share capital,

which will as direct result thereof reduce the percentage which the Additional BBKT IBMR Consideration Shares, once issued, constitutes of Platmin‘s issued share capital below the percentage which the Additional BBKT IBMR Consideration Shares, once issued, would have constituted of Platmin‘s issued share capital had such action not been taken then immediately before Platmin implements any such action, it shall deliver a written notice (the “Adjustment Notice”) to BBKT informing it of: (a) the relevant action which Platmin intends undertaking; (b) the percentage (or percentage range) by which the Additional BBKT IBMR Consideration Shares, once issued, will be reduced as a result of the implementation of such action; and (c) the mechanism in terms of which Platmin makes an offer to BBKT, which, if accepted by BBKT, will increase the percentage which the Additional BBKT IBMR

Consideration Shares, once issued, to the percentage which such Platmin Shares would have constituted of Platmin‘s issued share capital had such action not been taken.

11.2	If BBKT wishes to dispute any aspect of the Adjustment Notice, then it shall by not later than 5 (five) Business Days after the receipt thereof send a written dispute notice setting out the particular aspects of the Adjustment Notice which it wishes to dispute and its allegations in relation thereto (the “Dispute Notice”) to Platmin, failing which BBKT shall be deemed to have accepted the content of the Adjustment Notice and, in particular, the mechanism in terms of which Platmin will increase the percentage which the Additional BBKT IBMR Consideration Shares, once issued, to the percentage which such shares would have constituted of Platmin‘s issued share capital had the relevant action contemplated in clauses 11.1.1 to 11.1.4 not been taken.

11.3	If BBKT timeously delivers the Dispute Notice to Platmin, then BBKT and Platmin shall meet with one another by not later than the 5th (fifth) Business Days after the receipt by Platmin of the Dispute Notice in order to attempt to resolve the issues set out in the dispute notice by not later than the 5th (fifth) Business Days after they so meet If BBKT and Platmin do not meet with one another as aforesaid or do meet with one another as aforesaid but fail to resolve the issues disputed in the Dispute Notice within the prescribed time period, then either of them shall be entitled to refer such dispute to an Expert for determination.

12.	TERMINATION OF AGREEMENTS

12.1	Termination of the BPJV Shareholders’ Agreement

12.1.1	It is hereby agreed by the parties to the BPJV Shareholders’ Agreement (the “BPJV Parties”) that, subject to the implementation of the transactions set out in clause 5.1, the BPJV Shareholders’ Agreement is terminated by mutual consent with effect from the Effective Date, and the BPJV Shareholders’ Agreement shall cease to be of any further force or effect from that date.

12.1.2	The BPJV Parties agree that, with effect from the Effective Date, none of them shall have any rights or obligations in terms of the BPJV Shareholders’ Agreement and none of them shall have any claims of whatsoever nature and howsoever arising out of, pursuant to or in connection with the BPJV Shareholders’ Agreement.

12.2	Termination of the Richtrau Shareholders’ Agreement

12.2.1	It is hereby agreed by the parties to the Richtrau Shareholders’ Agreement (the “Richtrau Parties”) that, subject to the implementation of the transactions set out in clause 5.1, the Richtrau Shareholders’ Agreement is terminated by

12.2.2	mutual consent with effect from the Effective Date and the Richtrau Shareholders’ Agreement shall cease to be of any further force or effect from that date, unless and until such time that the Richtrau Shareholders’ Agreement is reinstated in accordance with the provisions of clause 12.2.4.

12.2.3	Subject to clause 12.2.4, the Richtrau Parties agree that, with effect from the Effective Date, none of them shall have any rights or obligations in terms of the Richtrau Shareholders’ Agreement and none of them shall have any claims of whatsoever nature and howsoever arising out of, pursuant to or in connection with the Richtrau Shareholders’ Agreement.

12.2.4	Platmin warrants to and in favour of RPM that during the period between the Effective Date and either the date on which the put option expires in terms of clause 17, or the date on which RPM exercises its put option in terms of clause 17 (as the case may be), Platmin shall procure that Richtrau conducts business in the ordinary course and that no act or omission will take place or occur which will prejudice Richtrau or any purchaser of the shares in Richtrau and for this reason Platmin shall ensure that Richtrau does not, inter alia, acquire or dispose of any assets in excess of R3 000 000.00 (three million Rand) or incur any actual or contingent liabilities in excess of R3 000 000.00 (three million Rand) during that period, save in the ordinary course of business.

12.2.5	If:

(a)	the suspensive conditions contained in the I DC Subscription Agreement have not been fulfilled or waived, by not later than the 6th (sixth) month anniversary of the Effective Date; and

(b)	RPM exercises its put option in terms of clause 17,

then the Parties to this Agreement who are shareholders in Richtrau at the time in question hereby agree that the Richtrau Shareholders’ Agreement shall be automatically reinstated on the date on which RPM exercises its put option in terms of clause 17 and the status quo ante will be restored as near as may be possible, acting reasonably.

12.3	Termination of the IBMR Shareholders’ Agreement

12.3.1	It is hereby agreed by the parties to the IBMR Shareholders’ Agreement (the “IBMR Parties”) that, subject to the implementation of the transactions set out in clause 5.1, the IBMR Shareholders’ Agreement is terminated by mutual consent with effect from the Effective Date and the IBMR Shareholders’ Agreement shall cease to be of any further force or effect from that date.

12.3.2	The IBMR Parties agree that, with effect from the Effective Date, none of them shall have any rights or obligations in terms of the IBMR Shareholders’ Agreement and none of them shall have any claims of whatsoever nature and howsoever arising out of, pursuant to or in connection with the IBMR Shareholders’ Agreement.

12.4	Termination of the LLTI Shareholders’ Agreement

12.4.1	It is hereby agreed by the parties to the LLTI Shareholders’ Agreement (the “LLTI Parties”) that, subject to the implementation of the transactions set out in clause 5.1, the LLTI Shareholders’ Agreement is terminated by mutual consent with effect from the Effective Date and the LLTI Shareholders’ Agreement shall cease to be of any further force or effect from that date.

12.4.2	The LLTI Parties agree that, with effect from the Effective Date, none of them shall have any rights or obligations in terms of the LLTI Shareholders’ Agreement and none of them shall have any claims of whatsoever nature and howsoever arising out of, pursuant to or in connection with the LLTI Shareholders’ Agreement.

13.	RPM‘S RIGHTS IN RESPECT OF CONCENTRATE

13.1	Subject to the remaining provisions of this clause 13, once Mining commences on Magazynskraal and PPM is able to determine the planned specifications of that portion of the Concentrate produced pursuant to the Ore Mined from Magazynskraal (the “Magazynskraal Concentrate”), including in relation to quality, quantity and timing of deliveries, PPM shall provide a notice to RPM to commence negotiations on the terms of the Magazynskraal Concentrate sale by PPM to RPM. RPM and PPM shall negotiate in good faith such market related terms for a period of 90 (ninety) days from the said notice; provided that in the event that agreement cannot be reached within such 90 (ninety) day period notwithstanding that RPM has negotiated in good faith, then RPM shall have the right within a further 90 (ninety) days to put the terms of such Magazynskraal Concentrate sale to PPM on the terms set out in ANNEXURE B hereto (the “Magazynskraal Concentrate Agreement”); provided further that should RPM not put such terms to PPM within the said 90 (ninety) day period, PPM shall not be entitled to sell, exchange, realise, transfer, alienate or donate the Magazynskraal Concentrate, unless:

13.1.1	PPM has first offered such Magazynskraal Concentrate to RPM on the same terms offered by or to a third party; and

13.1.2	RPM has rejected the offer in clause 13.1.1 or not accepted it within a period of 90 (ninety) days after the offer was made to RPM, in which event PPM shall within a period of 30 (thirty) days after the end of the said 90 (ninety) day period be entitled to sell to such third party but only on the material terms offered to RPM, failing which the provisions of this clause 13.1 shall revive.

13.2	Notwithstanding anything to the contrary contained in this Agreement or any other agreement between, inter alia, RPM and PPM, the provisions of the Magazynskraal Concentrate Agreement shall only become effective if all of the suspensive conditions contained in such agreement are fulfilled in accordance with their terms.

14.	RPM‘S RIGHTS IN RELATION TO THE GOVERNANCE OF PLATMIN

For so long as RPM is the beneficial and registered holder of at least 2.5% of Platmin‘s issued share capital, unless RPM has consented thereto (which consent shall not be unreasonably withheld) in writing, then:

14.1	Platmin shall not enter into any agreement with any company which is a member of Platmin‘s Party‘s Group on terms and conditions which are not arm‘s length terms and conditions; and

14.2	Platmin shall not dispose of assets which constitute, by value, the majority of its assets (on a consolidated basis) to any third party unless RPM has prior to such disposal received a written notice from Platmin requesting it to match the offer by such third party and by not later than the 20th (twentieth) Business Day after the delivery by Platmin of such written notice RPM has failed to match such offer on an unconditional basis.

14.3	This clause 14 shall cease to be of any further force or effect once: (a) the board of directors of Platmin resolves to list Platmin Shares on a recognised stock exchange; and (b) the key documents in respect of such listing have been approved by the board of directors of Platmin.

15.	PARTIES’ RELATIONSHIP

15.1	If any third party (“Potential Buyer”) submits a: (a) written expression of interest to a Party, which expression of interest contemplates a suggested percentage of Platmin Shares to be purchased from such Party and a suggested price for such Platmin Shares; or (b) [written] offer to purchase Platmin Shares from a Party, (“Proposed Transaction”), then such Party (the “Receiving Party”) shall:

15.1.1	advise any Potential Buyer of the other Parties’, who are shareholders in Platmin, (the “Other Parties”) potential interest in disposing of their Platmin Shares and shall facilitate, in good faith, the introduction of the Other Parties to any such Potential Buyer, provided that such Potential Buyer wishes to engage with the Other Parties and that the Other Parties agree to give appropriate confidentiality undertakings; and

15.1.2	to the extent that such Potential Buyer wishes to engage with the Other Parties and the Other Parties have given appropriate confidentiality undertakings contemplated in clause 15.1.1, the Receiving Party shall co-operate fully with and consult with the Other Parties, in good faith, including promptly providing the Other Parties with any formal offers received by it and which pertain to the Proposed Transaction.

15.2	To the extent that the Other Parties engage with the Potential Buyer, as contemplated in clause 15.1, each such Party hereby undertakes to keep the Receiving Party promptly informed of any formal offers received by it and which pertain to the Proposed Transaction.

15.3	In respect of clauses 15.1 and 15.2, no Party shall interfere with or prejudice the implementation and/or conclusion of a transaction between the Potential Buyer and any Party.

15.4	If any Party breaches any provisions of this clause 15 then such Party hereby indemnifies the other Parties from any claims, losses, damages or liabilities which such other Parties may suffer or incur as a result of such breach.

15.5	This clause 15 shall cease to be of any further force or effect once: (a) the board of directors of Platmin take a decision to list Platmin Shares on a recognised stock exchange; and (b) the key documents in respect of such listing have been approved by the board of directors of Platmin.

16.	SALE

16.1	The Parties hereby record and agree that subject to the remaining provisions of this clause 16, Platmin and/or a Platmin Subsidiary nominated by Platmin (the “Relevant Platmin Entity/ies”) hereby acquires the Cyferkujl Prospecting Rights and the Zandspruit Prospecting Rights from RPM (the “Relevant Prospecting Rights”.)

16.2	Prior to acquiring the Relevant Prospecting Rights from RPM, Platmin wishes to conduct a comprehensive legal, technical and financial due diligence investigation (the “Due Diligence”) of the Relevant Prospecting Rights. In order to enable Platmin to do so RPM hereby undertakes that, subject to Platmin signing an appropriate confidentiality undertaking,

RPM shall provide Platmin and/or any of its advisors with all information and documentation requested by Platmin in respect of the Relevant Prospecting Rights as soon as is reasonably possible after it has been requested to do so, and in this regard it is agreed that Platmin will request all material information or documentation in respect of the Relevant Prospecting Rights and RPM shall provide same to the extent that it is within its possession or can be reasonably obtained by RPM.

16.3	By no later than 3 (three) months after the Signature Date, Platmin and RPM shall meet and negotiate with one another in good faith in order to attempt to agree upon: (i) the fair value of the Relevant Prospecting Rights; and (ii) the fair value of the Platmin Shares. If Platmin and RPM are unable to agree either of the aforementioned values within 6 months of the Signature Date, then either Platmin or RPM shall be entitled to refer the dispute in respect of the relevant values to the relevant Expert contemplated in clause 1.13.9 who shall independently determine the fair value of the Relevant Prospecting Rights or the fair value of the Platmin Shares (as the case may be) in accordance with clause 1.13. RPM and Platmin agree that if any of the Suspensive Conditions fail or this Agreement becomes effective and RPM exercises its put option in clause 17, then in such circumstances, RPM shall reimburse Platmin for all of its costs incurred in relation to this clause 16, up to a maximum of R5,000,000 (five million rand).

16.4	On finalisation of the determination of the fair value of the Relevant Prospecting Rights and the fair value of the Platmin Shares Platmin and RPM shall enter into a binding sale agreement (the “Sale Agreement”), wherein Platmin will discharge the price payable by Platmin to RPM for the Relevant Prospecting Rights (being the fair value thereof) by either:

16.4.1	issuing such number of Platmin Shares to RPM the fair value of which equates to the fair value of the Relevant Prospecting Rights; or

16.4.2	making a cash payment to RPM of an amount equal to the fair value of the Relevant Prospecting Rights.

16.5	Furthermore, the Sale Agreement shall contain customary warranties in a transaction of this nature which shall be given on the date of entering into, the Sale Agreement, the date of implementation of the Sale Agreement and at all times in between the aforementioned dates and shall include, without limitation:

16.5.1	the seller is the holder of the Relevant Prospecting Rights and the owner of the Prospecting Right Documents;

16.5.2	the seller will be entitled and able to give free and unencumbered title in the Relevant Prospecting Rights to the purchaser;

16.5.3	no person has any right whatsoever (whether pursuant to any option, right of first refusal or otherwise) to acquire the Relevant Prospecting Rights;

16.5.4	the Relevant Prospecting Rights are valid and enforceable in accordance with their terms;

16.5.5	the seller is not aware of any pending or threatened claims by third parties including any governmental authority for anything done or not done with respect to the Relevant Prospecting Rights;

16.5.6	the Relevant Prospecting Rights are in good standing and the seller is not aware (having made all reasonable enquiries) not should be aware of any situation, event or circumstance which has or might effect the standing or registration of the Relevant Prospecting Rights;

16.5.7	that there are no environmental claims or any other claims of whatsoever nature outstanding or pending which may, in any way, affect the Relevant Prospecting Rights in their validity or in any other manner; and

16.5.8	the seller has disclosed to the purchase all facts and circumstances material to the transaction contemplated in the Sale Agreement and which would be material or will be reasonably likely to be material to any purchaser of the Relevant Prospecting Rights in a transaction of the nature of the Sale Agreement

16.6	In addition the Sale Agreement shall:

16.6.1	provide, inter alia, that if any of the warranties given to the purchaser are breached before the Sale Agreement is implemented then the seller shall be obliged to immediately disclose such breach to the purchaser and the purchaser shall be entitled (without prejudice to any other remedy available to it at law) to cancel the Sale Agreement;

16.6.2	be subject to a suspensive condition/s that all relevant approvals required by law or regulation to give effect thereto are obtained within a reasonable time. Platmin and RPM undertake in favour of one another to use their reasonable endeavours and undertake to do all things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to expediting any regulatory approval process and obtaining any relevant regulatory approvals;

16.6.3	be subject to the suspensive conditions that:

16.6.3.1	either: (a) RPM has irrevocably and unconditionally waived its rights under clause 17; or (b) the put option in clause 17 has lapsed; and

16.6.3.2	the Suspensive Conditions have been fulfilled and this Agreement has been implemented in accordance with its terms;

16.6.4	contain terms and conditions which are customary in agreements of such nature;

16.6.5	contain a liability cap equal to the purchase price paid by the Relevant Platmin Entity/ies in respect of the Relevant Prospecting Rights in the context of any warranty breaches (in aggregate) by RPM;

16.6.6	contain a provision to the effect that the Relevant Platmin Entity/ies shall not have any warranty claims against RPM in respect of matters which are within its knowledge. The relevant Parties agree that if matters which could amount to a warranty breach by RPM are brought to the attention of the Expert, such matters must be taken account of when determining the purchase price in respect of the Relevant Prospecting Rights, and this must be a term of the Expert‘s mandate; and

16.6.7	the Relevant Platmin Entity/ies shall not be entitled to pursue any warranty claim against RPM unless the warranty claim exceeds R1,000,000 (one million rand).

17.	RPM PUT OPTION

17.1	If by not later than the 6 (six) month anniversary (the “Trigger Date”) of the Effective Date, the IDC Subscription Agreement has not been implemented, then provided that RPM has not Disposed of any RPM Consideration Shares prior to completing the transactions contemplated in this clause 17, Platmin hereby grants RPM an option to sell all (but not only part) of its RPM Consideration Shares to Platmin.

17.2	If the IDC Subscription Agreement has not been implemented by the Trigger Date then Platmin shall, within 10 (ten) Business Days of the Trigger Date give RPM written notice thereof (“Put Notice”) and should RPM wish to exercise the option contemplated in clause 17.1 then it shall, with within 10 (ten) Business Days of receiving the Put Notice, furnish a written notice to Platmin stating that it wishes to do so and Platmin shall, subject to Guernsey law ensure the passing the requisite board resolution and all of the Parties to this Agreement who are shareholders in Platmin at such juncture undertake to vote in favour of any shareholder approvals required in respect thereof. The purchase price payable by Platmin to RPM for the Platmin Shares so repurchased shall be discharged by Platmin procuring that Richtrau issues to RPM shares in Richtrau which constitute 20% of Richtrau‘s issued share capital, following the implementation of such issue. If the number of Richtrau shares comprising the aforesaid 20% of Richtrau‘s issued share capital constitutes a fraction, then the number of number of Richtrau shares so issued shall be rounded up to the nearest whole number. If this aforesaid repurchase is implemented then RPM shall be placed in the same position as it was under the Richtrau Shareholders’ Agreement and the Richtrau Shareholders’ Agreement shall be reinstated in accordance with clause 12.2.4 .

17.3	RPM shall only be entitled to exercise its rights under this clause 17 until such time as the board of directors of Platmin takes a decision to list Platmin Shares on a recognised stock exchange and the key documents in respect of such listing have been approved by the board of directors of Platmin.

17.4	RPM hereby undertakes in favour of Platmin and Richtrau to forthwith, upon written demand received by it from Platmin and/or Richtrau, re-imburse Platmin and Richtrau (in cash by way of direct electronic funds transfer, without set-off, deduction or withholding of any nature whatsoever, into bank accounts nominated by Platmin and Richtrau in writing) for all Taxes, incurred by Platmin and Richtrau pursuant to:

17.4.1	the repurchase by Platmin of the RPM‘s Platmin Shares in terms of this clause 17; and

17.4.2	the issuance by Richtrau to RPM of Richtrau Shares in terms of this clause 17.

18.	WARRANTIES GENERAL

18.1	No warranties or representations, express or implied or tacit, whether by law, contract or otherwise and whether it induced the contract or not, which are not set forth in this Agreement shall be binding on any Party, and the Parties hereby irrevocably waive any right (common law or otherwise) that they may have to rely thereon.

18.2	To the extent that shares and/or loan accounts are acquired pursuant to this Agreement, same are acquired voetstoots, subject to all latent and patent defects attaching thereto as at the relevant date.

18.3	Each of the Parties hereby warrant to and in favour of the other Parties that:

18.3.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

18.3.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms; and

18.3.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not:

18.3.3.1	contravene any law or regulation to which it is subject;

18.3.3.2	contravene any provision of its constitutional documents; or

18.3.3.3	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.

18.4	Each warranty and undertaking in this Agreement:

18.4.1	is a separate warranty and undertaking and will in no way be limited or restricted by reference to or inference from the terms of any other warranty or undertaking or by any other words in this Agreement;

18.4.2	shall continue and remain in force notwithstanding the completion of the transactions contemplated in this Agreement; and

18.4.3	be deemed to be material and to be a material representation inducing the recipient to enter into this Agreement.

18.5	It is recorded that the Parties have entered into this Agreement on the strength of the warranties and undertakings that they have received and on the basis that such warranties and undertakings will, unless otherwise specifically stated, be correct on the relevant date/s.

19.	CONFIDENTIALITY AND PUBLICITY

19.1	Any information obtained by any Party in terms, or arising from the implementation of this Agreement shall be treated as confidential by the Parties and shall not be used, divulged or permitted to be divulged to any person not being a Party to this Agreement, without the prior written consent of the other Parties save that:

19.1.1	each Party shall be entitled to disclose such information to its employees, and to its directors, shareholders, professional advisors and funders who have a need to know and who have been directed by the disclosing Party to keep such information confidential and have undertaken to keep such information confidential;

19.1.2	Platmin and/or any of its Subsidiaries and/or its or their advisors shall be entitled to disclose such information (as well as any other information) to the Industrial Development Corporation of South Africa Limited and/or their advisors as well as any persons who require such information for purposes of:

19.1.2.1	fulfilling any of the conditions to the IDC Subscription Agreement; and/or

19.1.2.2	an initial public offering by Platmin of Platmin Shares and/or the listing of Platmin Shares on any recognised stock exchange, provided that before revealing such information to any such persons, Platmin and/or any of its Subsidiaries and/or its or their advisors undertake to procure that the persons are aware of the confidential nature of the information being made available to them;

19.1.3	each Party shall be entitled to disclose any information which is required to be furnished by law or regulation or by existing contract as at the Signature Date or by any stock exchange; and

19.1.4	no Party shall be precluded from using or divulging such information in order to pursue any legal remedy available to it

19.2	In the event that a Party is required to disclose information as contemplated in clause 19.1.3, such Party will:

19.2.1	advise any Party/ies in respect of whom such information relates (the “Relevant Party/ies”) in writing prior to disclosure, if possible;

19.2.2	take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

19.2.3	afford the Relevant Party/ies a reasonable opportunity, if possible, to intervene in the proceedings;

19.2.4	comply with the Relevant Party/ies’ reasonable requests as to the manner and terms of such disclosure; and

19.2.5	notify the Relevant Party/ies of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it was made.

19.3	The Parties and the Escrow Agent hereby agree that for purposes of this clause 19 a reference to “Party” or “Parties” includes the Escrow Agent.

20.	ARBITRATION PROCEDURES

20.1	Unless provided for to the contrary in this Agreement, a dispute which arises in regard to:

20.1.1	the interpretation of;

20.1.2	the carrying into effect of;

20.1.3	any of the Parties’ rights and obligations arising from;

20.1.4	the termination or purported termination of or arising from the termination of; or

20.1.5	the rectification or proposed rectification of this Agreement, or out of or pursuant to this Agreement or on any matter which in terms of this Agreement requires agreement by the Parties, (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction), shall be submitted to and decided by arbitration.

20.2	That arbitration shall be held:

20.2.1	with only the Parties and their representatives present thereat; and

20.2.2	at Sandton, South Africa.

20.3	It is the intention that the arbitration shall, where possible, be held and concluded in 21 (twenty one) Business Days after it has been demanded.

20.4	Save as expressly provided in this Agreement to the contrary, the arbitration shall be subject to the arbitration legislation for the time being in force in South Africa.

20.5	There shall be 1 (one) arbitrator who shall, if the question in issue is:

20.5.1	primarily an accounting matter, an independent chartered accountant with not less than 10 (ten) years’ experience as a chartered accountant;

20.5.2	primarily a legal matter, a practising senior counsel or, alternatively, a practising attorney of not less than 15 (fifteen) years’ experience as an attorney; or

20.5.3	any other matter, a suitably qualified person.

20.6	The appointment of the arbitrator shall be agreed upon by the Parties in writing or, failing agreement by the Parties within 10 (ten) Business Days after the arbitration has been demanded, at the request of any of the Parties shall be nominated by the Chairman for the time being of the Arbitration Foundation of South Africa (or its successor body in title) (“AFSA”). If that person fails or refuses to make the nomination, any Party may approach the High Court of South Africa to make such an appointment To the extent necessary, the court is expressly empowered to do so.

20.7	The Parties shall keep the evidence in the arbitration proceedings and any order made by any arbitrator confidential unless otherwise contemplated herein.

20.8	The arbitrator shall be obliged to give his award in writing fully supported by reasons.

20.9	The provisions of this clause are severable from the rest of this Agreement and shall remain in effect even if this Agreement is terminated for any reason.

20.10	The arbitrator shall have the power to give default judgment if any Party fails to make submissions on due date and/or fails to appear at the arbitration, which judgment the arbitrator shall be entitled to rescind on good cause shown in terms of the legal principles applicable to rescission of judgments.

21.	GOVERNING LAW

21.1	This Agreement is governed by, and all disputes, claims, controversies, or disagreements of whatever nature arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, termination or enforceability shall be resolved in accordance with the laws of South Africa.

21.2	Notwithstanding anything to the contrary contained in clause 20, any Party shall be entitled to apply for any interdict (or any other matter that cannot be resolved pursuant to clause 20) to be heard by any competent court having jurisdiction.

22.	CO-OPERATION AND GOOD FAITH

Each of the Parties undertakes to exhibit the utmost good faith to the others in giving effect to the terms of this Agreement and hereby undertake to:

22.1	do, and to procure the doing by other persons, and to refrain and procure that other persons will refrain from doing, all such acts; and

22.2	pass, and to procure the passing of all such resolutions of directors or shareholders of any company,

to the extent that the same may depend on such Party as may be required to give effect to the import or intent of this Agreement.

23.	BREACH AND INDIVISIBILITY

23.1	If a Party (the “Defaulting Party”) commits any breach of this Agreement and fails to remedy such breach within 10 (ten) Business Days, (the “Notice Period”) of written notice requiring the breach to be remedied, then the Party giving the notice (the “Aggrieved Party”) will be entitled, at its option, to:

23.1.1	claim immediate specific performance of all or any of the Defaulting Party‘s obligations under this Agreement, with or without claiming damages, whether or not such obligation is falling due for performance; or

23.1.2	cancel this Agreement with or without claiming damages, in which case written notice of the cancellation shall be given to the other Parties, and the cancellation shall take effect on the date on which the notice is given. Notwithstanding the aforegoing, no Party shall be entitled to cancel this Agreement unless:

23.1.2.1	the Aggrieved Party is not a member of the Defaulting Party‘s Group; and

23.1.2.1.1	the breach is a material breach going to the root of this Agreement and is incapable of being remedied by payment of money; or

23.1.2.1.2	the breach is a material breach going to the root of this Agreement and is capable of being remedied by a payment of money and the Defaulting Party fails to pay the amount concerned within the Notice Period.

23.2	If at any time before the transactions contemplated in clause 5.1 (the “Relevant Transactions”) have been implemented any Party (the “Insolvent Party”):

23.2.1	is placed under Business Rescue, liquidation or under a winding-up order, whether provisionally or finally, voluntarily or compulsorily;

23.2.2	takes any steps to be wound up or liquidated, whether provisionally or finally and whether compulsorily or voluntarily;

23.2.3	takes any steps to be deregistered, dissolved or which have a similar effect as the aforegoing on the legal personality of that Party; or

23.2.4	is deregistered, dissolved or anything occurs in respect of that Party which has a similar legal effect as the aforegoing on the legal personality of that Party,

then any other Party shall be entitled, but not obliged, upon written notice to the other Parties to cancel this Agreement provided that no Party shall be entitled to cancel this Agreement if the Insolvent Party is a member of that Party‘s Group.

23.3	If any Party is an Insolvent Party, then forthwith upon it becoming an Insolvent Party it shall notify the other Parties thereof in writing. The Parties undertake to use their best endeavours to procure that they shall not become an Insolvent Party prior to the Effective Date.

23.4	If any Party (the “Requesting Party”) reasonably believes that any other Party (the “Other Party”) is:

23.4.1	in breach of this Agreement and as a result thereof the Requesting Party is suffering or may suffer damages in excess of R5 000 000.00 (five million Rand); or

23.4.2	is an Insolvent Party,

then the Requesting Party shall be entitled, by way of written notice (the “Information Request”) to the Other Party: (a) to allege that the Other Party is in breach of this Agreement, setting out the specific provisions of this Agreement which it believes that the Other Party has breached, the reasons for coming to the conclusion that the Other Party is in breach of this Agreement and requesting the Other Party to furnish it with all information available to the Other Party in respect of such alleged breach in the case of clause 23.4.1 above; or (b) to allege that the Other Party is an Insolvent Party and the reasons for coming to that conclusion in the case of clause 23.4.2 above. By not later that the 3rd (third) Business Day after the receipt by it of the Information Request, the Other Party shall be obliged to provide the Requesting Party with all information which is available and known to it in respect of the breach alleged in the Information Request and/or the event contemplated in clause 23.2 (as the case may be).

23.5	The Aggrieved Party‘s remedies in terms of this clause 23 are without prejudice to any other remedies to which the Aggrieved Party may be entitled in law.

23.6	Notwithstanding the aforegoing after all of the Relevant Transactions, the transactions contemplated in the Loan Creation Consolidation Agreement which are to be implemented on the Effective Date, the transactions contemplated in the Investec Luxco Agreement, the transactions contemplated in the Investec Platmin Agreement and the transaction contemplated in the Investec Ivy Lane Agreement in terms of which Ivy Lane sells certain Platmin Shares held by it to Investec on the Effective Date have been implemented, no Party shall be entitled to cancel this Agreement and an Aggrieved Party‘s only remedies thereafter against the Defaulting Party will be to claim specific performance of all the Defaulting Party‘s obligations, together with damages, if any.

23.7	The Parties record and agree that all of the Relevant Transactions, the transactions contemplated in the Loan Creation Consolidation Agreement which are to be implemented on the Effective Date, the transactions contemplated in the Investec Luxco Agreement, the transactions contemplated in the Investec Platmin Agreement and the transaction contemplated in the Investec Ivy Lane Agreement in terms of which Ivy Lane sells certain Platmin Shares held by it to Investec on the Effective Date are all indivisible and therefore either all of them or none of them will be implemented.

24.	WHOLE AGREEMENT, NO AMENDMENT

24.1	This Agreement constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any other discussions, agreements and/or understandings regarding the subject matter hereof.

24.2	No amendment or consensual cancellation of this Agreement or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this Agreement and no settlement of any disputes arising under this Agreement and no extension of time, waiver or relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this Agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this Agreement shall be binding unless recorded in a written document signed by the Parties (or in the case of an extension of time, waiver or relaxation or suspension, signed by the Party granting such extension, waiver or relaxation). Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

24.3	No oral pactum de non petendo shall be of any force or effect.

24.4	No extension of time or waiver or relaxation of any of the provisions or terms of this Agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this Agreement, shall operate as an estoppel against any Party in respect of its rights under this Agreement, nor shall it operate so as to preclude such Party (save as to any extension, waiver or relaxation actually given) thereafter from exercising its rights strictly in accordance with this Agreement.

24.5	24.5. To the extent permissible by law no Party shall be bound by any express or implied or tacit term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

25.	DOMECILIA CITANDl ET EXECUTANDl

25.1	The Parties (and the Escrow Agent) choose as their domicilia citandi et executandi for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature (including the exercise of any option), the following addresses:

25.1.1	Luxco and Guernsey SPV:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of	[***]

25.1.2	Platmin:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

25.1.3	Ivy Lane:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

25.1.4	BBKT, IBMR and Lexshell:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

25.1.5	BPJV:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

25.1.6	PIC:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

25.1.7	RPM:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

25.1.8	Clidet:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

25.1.9	Richtrau:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

25.1.10	Platmin SA:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

25.1.11	LLTI:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

PPM:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

25.1.12	West Dunes:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

25.1.13	Pallinghurst Cayman:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of:	[***]

25.1.14	The Escrow Agent:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of	[***]

25.2	Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by fax.

25.3	Any Party may by notice to any other Party change the physical address chosen as its domicilium citandi et executandi vis-a-vis that Party to another physical address in South Africa or its fax number, provided that the change shall become effective vis-a-vis that addressee on the 10th (tenth) Business Day from the receipt of the notice by the addressee.

25.4	Any notice to a Party:

25.4.1	sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at an address chosen as its domicilium citandi et executandi to which post is delivered shall be deemed to have been received on the 7th (seventh) Business Day after posting (unless the contrary is proved);

25.4.2	delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or

25.4.3	sent by fax to its chosen fax number stipulated in clause 25.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved).

25.5	Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

25.6	The Parties and the Escrow Agent hereby agree that for purposes of this clause 25 a reference to “Party” or “Parties” includes the Escrow Agent.

26.	COSTS

Each Party shall bear its own costs in relation to the negotiation, preparation and implementation of this Agreement.

27.	SEVERABILITY

Any provision in this Agreement which is or may become illegal, invalid or unenforceable in any jurisdiction affected by this Agreement shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be treated pro non scripto and severed from the balance of this Agreement, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

28.	STIPULATIO ALTERI

No part of this Agreement shall constitute a stipulatio alteri in favour of any person who is not a Party to the Agreement unless the provision in question expressly provides that it does constitute a stipulatio alteri.

29.	NO CESSION AND ASSIGNMENT

Except as expressly provided in this Agreement, no Party shall be entitled to cede, assign, transfer or delegate all or any of its rights, obligations and/or interest in, under or in terms of this Agreement to any third party without the prior written consent of the other Parties (which consent shall not be unreasonably withheld).

30.	EXECUTION IN COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

Signed by the Parties and witnessed on the following dates and at the following places respectively:

For:	ORKID S.à r.l.

Signature	/s/ D. Lambert	/s/ C. Herber
who warrants that he / she is duly authorised therero

Name:	D. LAMBERT	C. HERBER

Date:	28 October 2012	29 October 2012

Place:	LUXEMBOURG	LUXEMBOURG

For:	PLATMIN LIMITED

Signature	/s/ Arne H. Frandsen
who warrants that he / she is duly authorised therero

Name:	Arne H. Frandsen

Date:

Place:

For:	THE BAKGATLA BA KGAFELA TRIBE

Signature	/s/ Molefe John Pilane
who warrants that he / she is duly authorised therero

Name:	MOLEFE JOHN PILANE

Date:	30/10/2012

Place:	SANDTON

For:	ITERELENG BAKGATLA MINERALS RESOURCES (PTY) LTD

Signature	/s/ Molefe John Pilane
who warrants that he / she is duly authorised therero

Name:	MOLEFE JOHN PILANE

Date:	30/10/2012

Place:	SANDTON

For:	PALLINGHURST IVY LANE CAPITAL LIMITED

Signature	/s/ Arne H. Frandsen
who warrants that he / she is duly authorised therero

Name:	ARNE H. FRANDSEN

Date:

Place:

For:	BAKGATLA PALLINGHURST JV (PTY) LTD

Signature	/s/ Arne H. Frandsen
who warrants that he / she is duly authorised therero

Name:	ARNE H. FRANDSEN

Date:

Place:

For:	PALLINGHURST INVESTOR CONSORTIUM (PTY) LTD

Signature	/s/ Arne H. Frandsen
who warrants that he / she is duly authorised therero

Name:	Arne H. Frandsen

Date:

Place:

For:	CLIDET (PTY) LTD

Signature	/s/ Arne H. Frandsen
who warrants that he / she is duly authorised therero

Name:	ARNE H. FRANDSEN

Date:

Place:

For:	RUSTENBURG PLATINUM MINES LTD

Signature	/s/ Johannes Mokoka
who warrants that he / she is duly authorised therero

Name:	johannes mokoka

Date:	30 AUGUST 2012

Place:	MIDRAND

For:	LEXSHELL 38 GENERAL TRADING (PTY) LTD

Signature	/s/ Molefe John Pilane
who warrants that he / she is duly authorised therero

Name:	MOLEFE JOHN PILANE

Date:	30/10/2012

Place:	SANDTON

For:	RICHTRAU NO 123 (PTY) LTD

Signature	/s/ Arne Hojriis Frandsen
who warrants that he / she is duly authorised therero

Name:	ARNE HOJRIIS FRANDSEN

Date:	7/11/2012

Place:

For:	PLATMIN SOUTH AFRICA (PTY) LTD

Signature	/s/ TG Dale
who warrants that he / she is duly authorised therero

Name:	TG DALE

Date:	30 OCTOBER 2012

Place:	CENTURION

For:	NEWSHELF 1101 (PTY) LTD

Signature	/s/ Arne H. Frandsen
who warrants that he / she is duly authorised therero

Name:	ARNE H. FRANDSEN

Date:

Place:

For:	PILANESBURG PLATINUM MINE (PTY) LTD

Signature	/s/ TG Dale
who warrants that he / she is duly authorised therero

Name:	TG DALE

Date:	30 OCTOBER 2012

Place:	CENTURION

For:	WEST DUNES PROPERTIES 116 (PTY) LTD

Signature	/s/ TG Dale
who warrants that he / she is duly authorised therero

Name:	TG DALE

Date:	30 OCTOBER 2012

Place:	CENTURION

For:	PALLINGHURST (CAYMAN) GP L.P

Signature	/s/ Arne H. Frandsen
who warrants that he / she is duly authorised therero

Name:	ARNE H. FRANDSEN

Date:

Place:

For:	HODOS HOLDINGS LIMITED

Signature	/s/ Arne H. Frandsen
who warrants that he / she is duly authorised therero

Name:	ARNE H. FRANDSEN

Date:

Place:

Witness:

Witness:

For the purposes of accepting and becoming bound to the provisions of clauses 2, 19, 25 of the Agreement.

For:	WEBBER WENTZEL

Signature	/s/ Peter Bradshaw
who warrants that he / she is duly authorised therero

Name:	Peter Bradshaw

Date:	30 OCTOBER 2012

Place:	SANDTON

ANNEXURE A  -  Shareholders in Platmin

Project African Queen
Shares issued by Platmin in the Consolidation

Shares issued by Platmin

Post-IBMR Section 11 (on the assumption that the Additional BBKT IBMR Consideration Shares will have been issued on the Effective Date) but before the allotment and Issue of Platmin Shares to the Industrial Development Corporation of South Africa Limited in terms of the IDC Subscription Agreement
%

To: Bakgatia:
Additional BBKT IBMR Consideration Shares	1.357%
BBKT BBJV Consideration Shares	1.719%
BBKT Lexshell Consideration Shares	13.146%
BBKT LLTI Consideration Shares	0.247%
Initial BBKT IBMR Consideration Shares	12.212%
26.681%

To Ivy Lane:
Ivy Lane IBMR Consideration Shares	13.515%
Ivy Lane LLTI Consideration Shares	0.246%
Ivy Lane Plc Consideration Shares	12.631%
26.392%

To: RPM:
RPM Consideration Shares	6.573%

To Investec:
Investec PLC Consideration Shares	2.245%

ANNEXURE B

Magazynskraal Concentrate Agreement

ANNEX “3”

CONCENTRATE SALE AGREEMENT

and

RUSTENBURG PLATINUM MINES LIMITED

and

RICHTRAU NO 123 (PROPRIETARY) LIMITED

DRAFT

ANNEX “3”

CONCENTRATE SALE AGREEMENT

1.	PARTIES

1.1	RUSTENBURG PLATINUM MINES LIMITED (No. 1931/003380/06)

AND

1.2	RICHTRAU NO 123 (PROPRIETARY) LIMITED (No. 2006/017346/07)

2.	INTERPRETATION

2.1	The headnotes to the clauses of this agreement are inserted tor reference purposes only and shall not govern or affect the meaning or Interpretation thereof.

2.2	In this agreement the following terms shall bear the following meanings:

2.2.1	Average Annual Increase	the average annual percentage inflationary rate increase during the preceding year applied with effect from 1 January every year according to the following formula:

A= (X x B) + (Y x SACPI) + (Z x C)

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where A =	the Average Annual Increase;

X =	the labour cost portion of total cash operating cost of smelting, treatment and refining of the Refiner;

Y =	non-labour and non-utilities cost portion of total cash operating cost of smelting, treatment and refining of the Refiner;

Z =	the utilities cost portion of total cash operating cost of smelting, treatment and refining of the Refiner;

B =	weighted annual average increase in wages for the smelting, treatment and refining division of the Refiner, calculated as follows:

B =

(A1xA2) +

(B1xB2) +

(C1xC2) divided by (A1+B1+C1)

where:

A1. B1, C1 = the actual labour cost for each band of labour where different wage rate increases are agreed upon by the Refiner and its respective

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labour unions: A2, B2, C2 = the actual annual wage Increase for each particular band;
SA CPI =	the percentage increase in the CPI for the previous July to June;

CPI =	the Consumer Price Index (all areas - all items) as published by Statistics South Africa;

C =

the percentage increase for the previous July to June of the applicable inflationary index for utilities as published by Statistics South Africa, namely the production price index for electricity, gas and water for commodities for South African consumption;

2.2.2	Business Day	any day other than a Saturday, Sunday or official public holiday in the Republic of South Africa;

2.2.3	Calendar Year	January 1st to December 31st,

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2.2.4	Chromite	Cr2O3;

2.2.5	Commercial Committee	the Commercial Committee referred to in clause 8.21;

2.2.6	Concentrate	any treatable product arising from the process of any mineral hydro-metallurgical facility consisting of activities such as crushing, milling or grinding, froth flotation and concentrate filtration but does not including smelting or other downstream processing facilities such as base metals and precious metals refineries;

2.2.7	Concentrator	any mineral hydro-metallurgical facility consisting of activities such as crushing, milling or grinding, froth flotation and concentrate filtration but does not including smelting or other downstream processing facilities such as base metals and precious metals refineries;

2.2.8	the Cost Month	a Month, or other notified periods of approximately 30 (THIRTY) days, as determined by the Refiner for the cost accounting system applied for the Smelter from time to time;

2.2.9	Deleterious Material	any material, which in the reasonable view of the Refiner, may or will cause harm and or damage to the equipment of the Refiner and/or which may or will have a negative effect on the operations, environment and/or the potential recoveries;

2.2.10	Dry Mass	the Mass of Concentrate after deducting the relevant moisture content;

2.2.11	4T Grade	the Concentrate grade, calculated as the total number of grammes of

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platinum (Pt) + palladium (Pd) + rhodium (Rh) + gold (Au) per dry Tonne of Concentrate;

2.2.12	the JEC	the Joint Evaluation Committee referred to in clause 8.1

2.2.13	the Joint Venture	the incorporated joint venture created by and between RPM, Newco and Lexshell 38 General Trading (Proprietary) Limited in terms of the Main Agreement;

2.2.14	the Joint Venture Parties	the shareholders in Newco, namely RPM, MlneCo and Lexshell 38 General Trading (Proprietary) Limited [To be revised before signature if no MineCo.];

2.2.15	the Main Agreement	the shareholders agreement concluded between, inter alia, Lexshell 38 General Trading (Proprietary) Limited, MlneCo and RPM on 14 November 2006 in relation to their relationship as shareholders In Newco to which a draft of this Agreement is Annex “3”;

2.2.16	Mass	Dry Mass unless otherwise stated;

2.2.17	The Mine	when used as a noun, shall mean the excavations and associated workings operated and controlled by the Joint Venture on the Property, Including the Concentrator, if established, the mining area (as defined in section 1 of the New Act), and all buildings, structures, roads and appurtenances used or intended to be used for the purposes of searching for, winning, exploitation and concentrating, if the Concentrator is established, of platinum group metals underlying the Property;

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2.2.18	MineCo	MineCo (Proprietary) Limited (No.______________): [To be deleted before signature if there is no MineCo.]

2.2.19	Mine Manager	the Juristic entity or natural person appointed by Newco to manage the day-to-day operations of the Mine on behalf of Newco;

2.2.20	Month	a calendar month;

2.2.21	New Act	the Mineral and Petroleum Resources Development Act 28 of 2002;

2.2.22	Newco	Richtrau No 123 (Proprietary) Limited (No. 2006/017346/07);

2.2.23	Parties	the Refiner and Newco and “Party” means a reference to either one of them;

2.2.24	Payable Metals	the metals upon which the selling price is to be determined, platinum, palladium, rhodium, gold and the base metals nickel (Ni), and copper (Cu);

2.2.25	Prime	the publicly quoted basic rate of Interest (per centum, per annum, compounded monthly in arrear and calculated on a 365 (THREE HUNDRED AND SIXTY FIVE) day year irrespective of whether the year Is a leap year) from time to time published by Standard Bank of South Africa Limited as being its prime overdraft interest rate for its most favoured corporate customers as certified by any manager of such bank whose authority, appointment and designation need not be proved;

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2.2.26	Property	the farm Magazynskraal 3 J.Q., represented by the figure outlined on the map attached to the Main Agreement as Annex°“1”;

2.2.27	Quotational Period	the Cost Month preceding the Month In which payment is to be made which is used for determining pricing and exchange rate;

2.2.28	Referee	a referee appointed in accordance with the provisions of clause 14.1

2.2.29	Refiner	RPM in its capacity as a downstream processor of Concentrate by way of, inter alia, smelting and/or refining;

2.2.30	Refinery	a facility or facilities utilised by RPM for the further treatment of the product arising from the Smelter;

2.2.31	RPM Rustenburg	Platinum Mines Limited (No. 1931/003380/06) in its capacity as a party to the Main Agreement;

2.2.32	the Signature Date	the date on which the last Party to sign this agreement signs It; [To be signed upon implementation of clause 26.2 of Main Agreement.]

2.2.33	the Smelter	the facility designated by RPM for the treatment of the Concentrate referred to in this agreement; unless otherwise specified, this shall initially be the _____________Smelter although thereafter, any other smelter designated by RPM in writing provided that the additional transport costs to transport the Concentrate to the alternative facility shall be borne by the Refiner subject to the provisions of clauses 5.2 and 5.3;

2.2.34	Tonne	a metric tonne within the meaning of the term attributed to it by the

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International System of Units (SI), and being equivalent to 1000 (ONE THOUSAND) kilograms; the currency of the United States of America.

2.3	If any provision in a definition is a substantive provision, conferring rights or imposing obligations on any Party, notwithstanding that such provision is only contained in the relevant definition, effect shall be given thereto as if such provision were a substantive provision In the body of this Agreement.

2.4	Unless inconsistent with the context, an expression which denotes:

2.4.1	any gender includes the other genders;

2.4.2	a natural person includes an artificial person and vice versa;

2.4.3	the singular includes the plural and vice versa.

2.5	The Schedules to this agreement form an integral part hereof and words and expressions defined in this agreement shall bear, unless the context otherwise requires, the same meaning in such schedules.

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3.	INTRODUCTION

In terms of the Main Agreement, Newco has agreed to sell the Concentrate derived from the Mine to the Refiner on terms and conditions set out in this agreement

4.	COMMENCEMENT, DURATION AND SUSPENSIVE CONDITIONS

4.1	This agreement shall commence on the Signature Date.

4.2	This agreement shall endure for the life of the Mine; provided that the Refiner shall be entitled to terminate this agreement on at least 6 (SIX) Months’ written notice to Newco to that effect after the Signature Date.

4.3	Newco shall furnish the Refiner, at least 2 (TWO) Months prior to the first delivery of Concentrate in terms of this agreement, with an analysis of all substances contained in the Concentrate to be produced to enable the Refiner to identify all Deleterious Material that may be contained in the Concentrate. The analysis will be a whole rock analysis by x-ray fluorescence and a trace element scan by Inductive Coupled Plasma. The Refiner shall, within 30 (THIRTY) days after receipt of the analysis from Newco, provide a list of the Deleterious Material, identified by the analysis, to be contained In the Concentrate. This list will set out the maximum acceptable limit of each individual Deleterious Material that the Refiner will accept The Parties shall agree on a final list of Deleterious Material and maximum acceptable limit for such Deleterious Material, falling which the matter will be referred to a Referee

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to determine whether a substance is Deleterious Material and what the maximum acceptable limit shall be.

4.4	The Refiner shall be entitled at any time to include in such list Deleterious Material which is legally declared as environmentally dangerous or hazardous. Any dispute between the Parties as to whether Deleterious Material has been legally declared as environmentally dangerous or hazardous shall be determined by a Referee.

4.5	Should there be any material change in the process of producing Concentrate by Newco, which potentially results in new Deleterious Material being present in the Concentrate, Newco shall prior to the delivery of such Concentrate once again follow the procedure set out in clause 4.3, which shall apply, mutatis mutandis.

4.6	Notwithstanding anything to the contrary, the Refiner shall also be entitled to terminate this agreement forthwith by written notice to Newco hereto to that effect should the Refiner find the Concentrate to contain any Deleterious Material of which it was not made aware in writing by Newco in terms of clauses 4.3 or 4.5 or which are in excess of the limits as agreed by the Parties or determined by the Referee. The Refiner may consider allowing Newco the opportunity to remove any such Deleterious Material in all future deliveries of Concentrate.

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4.7	Termination, cancellation or lapsing of this agreement shall not in any way prejudice either Party’s right to claim damages from the other and notwithstanding any such termination, cancellation or lapsing, the Parties shall be and remain liable for all obligations and liabilities of the relevant Party then outstanding and which relate to the period on or after such termination, cancellation or lapsing.

4.8	This agreement shall be subject to the fulfilment of the following suspensive conditions, namely the obtaining of all regulatory consents that may be required in law to conclude and/or implement the agreement including but not limited to JSE Limited, the London Stock Exchange, the South African Competition Commission and the Competition Commission of the European Union. [To be amplified before signature.]

4.9	Should the suspensive condition not be fulfilled within 12 (TWELVE) months of the date of commencement of this agreement referred to In clause 4.1 or such extended period as the Parties may agree in writing, this agreement shall lapse and cease to be of any further force or effect. The Parties shall be obliged to use reasonable endeavours to procure fulfilment of the suspensive condition.

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5.	SALE AND PURCHASE

5.1	Newco shall sell all of the Concentrate produced at the Mine to the Refiner for so long as this agreement is in force and on the terms set out in this agreement.

5.2	The Refiner shall be required to purchase all of the Concentrate produced at the Mine and delivered for and on behalf of Newco in accordance with the provisions of this agreement save that in the event of the Refiner being unable to accept delivery owing to unscheduled maintenance or repairs (which shall be all maintenance and repairs other than “scheduled maintenance and repairs” as defined in clause 5.3 below) which result in downtime of less than 6 (SIX) months, the Refiner shall either accept delivery at the Smelter or designate in writing an alternative facility for delivery whilst such maintenance or repairs are carried out. If the Refiner chooses to designate an alternative facility then the Parties shall equally share the additional

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transport charges (including .customs and export levies, surcharges and taxes, if applicable) incurred by Newco to deliver the Concentrate In excess of the standard transport charges to deliver Concentrate to the Smelter. The Refiner shall, within 10 (TEN) days of the commencement of the unscheduled maintenance or repairs, give Newco written notice if such unscheduled maintenance or repairs are likely to endure for longer than 6 (SIX) months. If so, the Refiner may defer delivery or designate an alternate facility for delivery whilst such maintenance or repairs, are carried out. If the Refiner chooses to designate an alternative facility then the Parties shall equally share the additional transport charges (including customs and export levies, surcharges and taxes, if applicable) incurred by Newco to deliver the Concentrate in excess of the standard transport charges to deliver Concentrate to the Smelter. If the Refiner elects to defer delivery, Newco shall be entitled to make alternative arrangements to sell the Concentrate to a third party for a maximum period of 3 (THREE) months after the anticipated end of the downtime specified In the notice; provided that Newco resumes the sale of all of the Concentrate to the Refiner in terms of this agreement once the Refiner is again able to accept delivery on condition that such resumption shall take place only after the expiry of the said period of the alternative arrangements aforesaid.

5.3	In the event of the Refiner being unable to accept delivery owing to scheduled maintenance or repairs (which for purposes of this clause shall mean all maintenance or repairs which could reasonably have been foreseen by the Refiner or which should be performed in the normal course of the Refiner’s business in accordance with accepted industry methods and practices) which result in downtime, the Refiner shall either accept delivery at the Smelter or designate in writing an alternative facility for delivery whilst such maintenance or repairs are carried out. The additional transport charges to transport the Concentrate to the alternative facility shall be borne by the Refiner. If the Refiner chooses to designate an alternative facility outside of the borders of South Africa, then any customs and export levies, surcharges and taxes incurred by Newco to deliver the Concentrate outside of the borders of South Africa shall be borne by the Refiner.

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6.	DELIVERY PLAN

6.1	Forthwith after commencement of this agreement, Newco shall procure that the Mine Manager furnishes a delivery plan to the Refiner for each Month, for the then current Calendar Year, which delivery plan shall contain details of the quantum of dry Tonnes of Concentrate, contained troy ounces of Pt, Pd, Rh and Au, Tonnes of Ni, and Cu, percent moisture, and percent Chromite, and thereafter, by not later than 30 (THIRTY) days prior to the commencement of each Month, Newco shall procure that the Mine Manager confirms the delivery plan for that Month (“the confirmed delivery plan”) and provides a revised delivery plan for the remaining Months of the Calendar Year.

6.2	Newco shall further procure that the Mine Manager furnishes to the Refiner an Indicative life of mine forecast of the delivery plan, which delivery plan shall contain details of the quantum of dry Tonnes of Concentrate, contained troy ounces of Pt, Pd, Rh and Au, Tonnes of Ni, and Cu, percent moisture, and percent Chromite to be delivered in each Calendar Year. Thereafter, by not later than 30 (THIRTY) days prior to the commencement of each Calendar year, Newco shall procure that the Mine Manager furnishes to the Refiner, a revised indicative life of mine forecast of the delivery plan for each Calendar Year.

6.3	Newco shall use its reasonable commercial endeavours to deliver Concentrate in accordance with the delivery plan furnished in accordance with clauses 6.1 and 6.2. Should Newco deviate from the confirmed delivery plan in clause 6.1

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by more than 20% (TWENTY PERCENT) for a continuous 6 (SIX) month period, this shall be deemed to be a breach by Newco for purposes of clause 21.

6.4	The Refiner shall on reasonable notice to Newco be entitled to inspect the Mine plans of Newco In order to confirm anticipated deliveries of Concentrate if there is a monthly deviation from a confirmed delivery plan furnished In accordance with clause 6.1 which, if annualised, would constitute an annual deviation from an annual plan of more than 20% (TWENTY PERCENT).

7.	DELIVERY OF CONCENTRATE

7.1	Newco shall be responsible for procuring that the Mine Manager arranges the deliveries of Concentrate sold in terms of this agreement by agreed road transport to the Smelter and the costs of such transport shall be paid by Newco, subject to the provisions of clauses 2.2.33, 5.2 and 5.3. The point of delivery for each truck load of Concentrate shall be the receiving facility at the Smelter for the purposes of evaluating the Concentrate delivered. If the Refiner chooses to designate a facility outside of the borders of South Africa, then any additional transport charges incurred by Newco to deliver the Concentrate outside of the borders of South Africa in excess of the standard transport charges to deliver Concentrate to the designated Smelter shall be borne by the Refiner,

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7.2	Each delivery shall constitute a Concentrate batch and the batches delivered in a day shall constitute the daily Concentrate lot, in terms of the operational protocol referred to in clause 8.2.

7.3	The Refiner shall procure that on arrival at the Smelter the weight of Concentrate shall be recorded. The manner of weight determination shall be as agreed by the JEC, failing which, as determined by a Referee.

7.4	Newco and the Refiner may by written agreement provide for delivery of Concentrate by other means of transport and such agreement shall provide for appropriate methods for determination of weight and quality of the Concentrate so delivered.

8.	WEIGHING, SAMPLING AND ASSAYING TO DETERMINE THE TRANSFER QUANTITY AND QUALITY

8.1	A JEC shall be established by Newco and the Refiner in order to monitor the ongoing process of Concentrate weighing, sampling and assaying for the determination of the transfer quantities and qualities. The JEC shall consist of an equal number of representatives of each of the Refiner and Newco.

8.2	The operational protocol of the weighing, sampling, moisture determination and analytical techniques (and splitting limits and sample return mechanisms for purposes of clauses 8.7 to 8.17) shall be agreed between the Parties through the JEC In accordance with the principles contained herein and the

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operational details shall be defined in a suitable operating protocol, prior to the 1.1 commencement of this agreement, which shall be signed by Newco and the Refiner. The operating protocol shall not result in any bias in favour of any of the Parties. A quorum of the JEC shall consist of at least 1 (ONE) of the representatives appointed by each of the Refiner and Newco being present All JEC decisions shall be made by unanimous vote.

8.3	A charge shall be levied on each batch sample which shall be deducted from the purchase price of the Concentrate in accordance with clause 9.1.

8.4	Newco may send a representative to the Smelter to be present during the weighing and sampling of the Concentrate. If no representative of Newco is present for these activities, the Refiner may proceed immediately with the weighing and sampling to facilitate the Concentrate transfer.

8.5	The Refiner shall analyse the Concentrate analytical lot samples in accordance with the agreed analytical procedure as defined in the JEC operating protocol.

8.6	On receipt of the analytical results, the Refiner shall communicate its findings by facsimile or email to such persons as are nominated by Newco in writing.

8.7	Notwithstanding the provisions of clauses 8.5 and 8.6 Newco shall be entitled by notice in writing to the Refiner to elect to have its own analytical samples of

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the Concentrate taken in which event the provisions of clause 8.6 to 8.17 shall apply, but only if Newco so elects.

8.8	The Refiner and Newco shall analyse the Concentrate analytical samples in accordance with agreed analytical procedure as defined in the JEG operating protocol.

8.9	On receipt of the analytical results, the Refiner and Newco shall communicate their findings by simultaneous facsimile or email exchange to the other of them. This shall constitute the first exchange of analytical results.

8.9.1	Newco shall send the analytical results to such persons as are nominated by the Refiner in writing;

8.9.2	the Refiner shall send the analytical results to such persons as are nominated by Newco in writing.

8.10	The splitting limit for each settlement and penalty element, expressed as a percentage of the lower value which has been determined, shall be quantified in the protocol referred to in this clause 8; provided however that should the JEC be unable to reach agreement in regard to such quantification, such quantification shall be determined in accordance with the dispute resolution procedure in clause 14.

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8.11	If the analytical values which the Refiner and Newco communicated to each other are within the splitting limits, then the arithmetical mean of the two values communicated shall constitute the analytically determined contents of the element in question.

8.12	If the analytical values, which the Refiner and Newco communicated to each other, are not within the splitting limits, then the Refiner and Newco shall make a second anaiysis and shall exchange the results thereof pursuant to clause 8.9. This shall constitute the second exchange of analytical results.

8.13	If the analytical results thus communicated by each of the Refiner and Newco to the other are within the splitting limits, clause 8.11 shall apply accordingly.

8.14	If the analytical results thus communicated by each of the Refiner and Newco to the other are again not within the splitting limits, then the Refiner and Newco shall attempt to reach an agreement on the contents of the element concerned within 30 (THIRTY) days in terms of the cumulative values of the metals in dispute and if need be refer the matter to the JEC. If the Refiner and Newco cannot reach an agreement then the Refiner shall send one of the reserve samples to an alternate laboratory as mutually agreed by the Refiner and Newco, who shall act as the arbitration laboratory for analysis.

8.15	If the metal contents of the element concerned as determined by the arbitration laboratory are within the range of the analytical results which have been exchanged by the Refiner and Newco, the arithmetical means of the last

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value of either the Refiner or Newco whose analytical result communicated to the other of them came closest to the value of the arbitration laboratory and the arbitration value shall constitute the analytically determined metal content of the element concerned.

8.16	If the metal contents of the element concerned as determined by the arbitration laboratory are outside the range of the analytical results which have been exchanged between the Refiner and Newco, then the analytical result of either the Refiner or Newco who with its last value communicated to the other of them comes closest to the value of the arbitration laboratory, shall constitute the analytically determined contents of the element in question.

8.17	The analytical values determined by the arbitration laboratory referred to in clauses 8.15 and 8.16 shall be final and binding on the Refiner and Newco and not capable of review or appeal except in the instance of manifest error. The costs of the arbitration analysis shall be borne by Newco or the Refiner who with its last analytical value communicated to the other of them was the furthest away from the value which was determined by the arbitration laboratory.

8.18	As soon as the Refiner and Newco (if Newco Invokes Its rights in clause 8.7) determine the metal contents for each element belonging to a specific lot as further set out In the operational protocol referred to in clause 8.2, the Refiner shall be allowed to release any reserve samples into process.

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8.19	The Refiner shall at the end of each Cost Month prepare a reconciliation of the Concentrate delivered to the Smelter, showing the mass of Concentrate received, adjusted to a dry basis, which shall be deemed to be the tonnage of Concentrate delivered by Newco to the Smelter in that Cost Month.

8.20	The Refiner shall also prepare an estimate of the quantum of the Payable Metals in Concentrate, for the tonnage of Concentrate deemed to have been delivered, as well as the specific gravity and chromite contents, and the grade, all on a cumulative Monthly basis.

8.21	In terms of this clause 8, the Refiner and Newco shall each be represented by at least one nominated person who together shall form the Commercial Committee for the purposes of this Agreement. The Commercial Committee shall deal with all commercial matters arising in terms of this Agreement All decisions of the Commercial Committee shall be made by simple majority on a showing of hands. A quorum of the Commercial Committee shall consist of all the representatives on the Commercial Committee. Any JEC recommendations, related to settlement, shall be agreed by the Commercial Committee before being implemented.

8.22	The nominated person/(s) for the Commercial Committee are:

For Newco:      ________________________

For RPM:                 Marie Humphries.

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A Party shall be entitled to change its nominated person by at least 90 (NINETY) days’ notice in writing addressed to the other Party.

9.	PRICE

9.1	The purchase price of the Concentrate delivered on behalf of Newco to the Smelter in each Cost Month shall be determined in accordance with the following formula:

C =       (D x (PT + PD + RH +AU)) + (E x NI) + (F x CU) - (Tc x Cc) - (Bs x Cs) - P

Where

C =	means the total price to be paid by the Refiner to the Newco exclusive of value-added tax, which value-added tax shall be payable at 14% (FOURTEEN PERCENT) (or such other relevant statutory percentage) in addition to C

D =	0.81

E =	0.75

F =	0.70

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PT	means the value of Platinum ounces contained in the Concentrate delivered on behalf of Newco in that Cost Month, valued at the average Platinum price per ounce denominated in US$ during the Quotational Period. The average shall be determined using:

-	the official morning and afternoon fixes made for Platinum on the London Platinum and Palladium Market;

-	the official morning and afternoon fixes shall be averaged for the day to yield an average daily fix, rounded to three decimal places;

-	the daily averages shall be averaged for the Quotational Period, and rounded to four decimal places, to yield the average Platinum price.

PD	means the value of Palladium ounces contained in the Concentrate delivered on behalf of Newco in that Cost Month, valued at the average Palladium price per ounce denominated in US$ during the Quotational Period. The average shall be determined using:

-	the official morning and afternoon fixes made for palladium on the London Platinum and Palladium Market;

-	the official morning and afternoon fixes shall be averaged for the day to yield an average dally fix, rounded to three decimal places;

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-	the daily averages shall be averaged for the Quotational Period, and rounded to four decimal places, to yield the average Palladium price.

RH	means the value of Rhodium ounces contained in the Concentrate delivered on behalf of Newco in that Cost Month, valued at the average Rhodium price per ounce denominated in US$ during the Quotational Period. The average shall be determined using:

-	the NY dealer Rhodium weekly high and low prices as reported in Platt’s Metals week;

-	the weekly prices in Platt’s Metals Week, published on a Monday, refer to the average of the previous week ending the previous Friday. The Friday’s date shall be used to determine within which Quotational Period the Friday’s price will be used to determine the average price per ounce. That is if the Friday’s price is the 1st of January then the values quoted shall be used to determine the average price during the January Quotational Period.

AU	means the value of Gold ounces contained in the Concentrate delivered on behalf of Newco in that Cost Month, valued at the average Gold price per ounce denominated In US$ for the Quotational Period. The average shall be determined using:

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-	the official morning and afternoon fixes made for Gold on the London Bullion Market;

-	the official morning and afternoon fixes shall be averaged for the day to yield an average daily fix, rounded to three decimal places;

-	the daily averages shall be averaged for the Quotational Period, and rounded to four decimal places, to yield the average Gold price.

NI	means the value of Nickel Tonnes contained in the Concentrate delivered on behalf of Newco in the Cost Month, valued at the average of the Nickel price denominated in US$ during the Quotational Period, less US$71.77 (SEVENTY ONE US DOLLARS AND SEVENTY SEVEN CENTS) per Tonne. The average for the Quotatldnal Period shall be determined using the official London Metal Exchange monthly average cash price for Nickel Metal as published by Metals Bulletin, rounded to four decimal places.

CU	means the value of Copper Tonnes contained in the Concentrate delivered on behalf of Newco in the Cost Month, valued at the average Copper price denominated in US$ during the Quotational Period, less US$153.80 (ONE HUNDRED AND FIFTY THREE US DOLLARS AND EIGHTY CENTS) per Tonne. The average for the Quotational Period shall be determined using the official London Metal Exchange monthly

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average cash price for grade A Copper Metal as published by Metals Bulletin, rounded to four decimal places.

Tc        means the total number of dry Tonnes of Concentrate delivered on behalf of Newco.

Cc       ZAR 779.37 (SEVEN HUNDRED AND SEVENTY NINE SOUTH AFRICAN RAND AND THIRTY SEVEN CENTS) (treatment charge per dry tonne of Concentrate).

Bs       means the number of batch samples taken in that Cost Month.

Cs       ZAR1039 (sampling cost per batch).

P         means the sum of the applicable penalties as more fully defined in clause 9.7.

9.2	All values shall be expressed in South African Rand. Prices shall be converted to South African Rand for the US$ prices and for each applicable currency during the Quotational Period by using:

-	the historical South African Rand Exchange daily bld high and bid low rates quoted by Reuters in respect of the applicable currency during the Quotational Period;

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-	the daily bid high and bid low values shall be averaged to yield a daily average exchange rate;

-	the daily averages shall then be averaged for the Quotational Period, and rounded to four decimal places, to yield the average exchange rate.

9.3	The amounts expressed in South African Rand, referred to in clause 9.1 shall be increased annually by the same percentage increase as the Annual Average increase. The increase shall be effective from 1 January of each year; commencing with effect from 1 January 2007.

9.4	The discounts from the prices for Copper and Nickel expressed In US$, referred to in clause 9.1, shall be adjusted annually, by Increasing such discounts by the increase in the consumer price index (all urban consumers) for the United States of America for the previous 12 (TWELVE) Month period from June to July, as published by the United States Department of Labour Bureau of Labour Statistics. The annual adjustment shall be effective from 1 January of each year; commencing with effect from 1 January 2007.

9.5	An example of the calculation of the values for the PGM’s and base metals and the corresponding price for the Concentrate delivered on behalf of Newco, referred to in this clause 9, is set out in Annexure A to this agreement.

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9.6	The following conversion factors and rounding rules shall be applied in calculations:

9.6.1	1 (ONE) kilogram is equal to 32.1507 (THIRTY TWO decimal ONE FIVE ZERO SEVEN) troy ounces exactly.

9.6.2	1 (ONE) kilogram is equal to 2.2046 (TWO decimal TWO ZERO FOUR SIX) pounds exactly.

9.6.3	Kilograms shall be rounded to 4 decimal places while troy ounces. Tonnes and pounds shall be rounded to 3 decimal places.

9.6.4	All metal prices shall be stated in US$ rounded to four decimal places.

9.6.5	All metal values shall be stated in US$ rounded to two decimal places.

9.6.6	All metal values shall then be converted to South African Rands rounded to two decimal places.

9.6.7	All penalties shall be rounded to two decimal places.

9.6.8	Any value-added tax shall be rounded to two decimal places.

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9.7	Certain penalties shall be applied to the Concentrate delivered on behalf of Newco in order to compensate for associated cost treatment liabilities on the part of the Refiner.

The following penalties shall apply:

9.7.1	The moisture The moisture content of the Concentrate delivered by Newco, shall be less than 15% (FIFTEEN PERCENT) by Mass. A penalty of ZAR31.17 (THIRTY ONE SOUTH AFRICAN RAND AND SEVENTEEN CENTS) shall be levied per percentage or part thereof of the moisture percentage above 15% (FIFTEEN PERCENT), calculated based on a weighted average for the Cost Month, on each Concentrate batch delivered by Newco in that Month. Should the moisture content exceed 20% (TWENTY PERCENT) the Refiner shall be entitled to refuse to accept delivery of the Concentrate. Any Concentrate so refused by the Refiner may be sold by Newco to a third party provided that:

9.7.1.1	the Concentrate sold to the third party shall be limited to the Concentrate so refused by the Refiner;

9.7.1.2	the Concentrate sold to the third party shall be sold in exactly the same form as the Concentrate refused by the Refiner;

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9.7.1.3	the Refiner shall be entitled to verify the quantities and quality of Concentrate sold to the third party in terms of the operating protocol referred to in clause 8.2.

9.7.2	If the weighted average 4T Grade of the Concentrate delivered in a Cost Month is less than 140 (ONE HUNDRED AND FORTY) g/t. the minimum target grade, a penalty of ZAR51.96 (FIFTY ONE SOUTH AFRICAN RAND AND NINETY SIX CENTS) per 5g/t or part thereof below the in minimum target grade shall be applied to each Concentrate batch delivered in that Cost Month. Should the weighted Monthly average 4T Grade of the Concentrate delivered be less than 100 g/t, the Refiner shall be entitled to refuse to accept delivery of the Concentrate and the provisions of clauses 9.7.1.1 to 9.7.1.3 shall apply mutatis mutandis thereto.

9.8	In addition to the penalties in clause 9.7 a penalty shall be levied per Tonne of contained Chromite in the Concentrate delivered in a Cost Month in which the contained Chromite Is equal to or exceeds 2% (TWO PERCENT) on a weighted average basis by Mass of the Dry Mass of Concentrate received according to a sliding scale as set out in the table below.

Contained Chromite per Tonne of Concentrate	Penalty (ZAR) per Tonne of contained Chromite
2.0% < Cr203 < 2.5%	R20 783
2.5% < Cr20a < 3.0%	R41 567

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3.0% < Cr203 < 4.0%	R57 154
4.0% < Cr203 < 5.0%	R88 329
Cr203 >5.0%	R166 266

9.9	Should the contained Chromite exceed 3% (THREE PERCENT) of the Dry Mass of Concentrate, the Refiner shall have the right to refuse to accept delivery of the Concentrate. Should the Refiner choose to accept delivery of the Concentrate containing Chromite In excess of 3% (THREE PERCENT) of the Dry Mass of Concentrate, then a penalty per Tonne of contained Chromite shall be applicable as per the tables set out in clause 9.8. Any Concentrate so refused by the Refiner may be sold by Newco to a third party provided that:

9.9.1	the Concentrate sold to the third party shall be limited to the Concentrate so refused by the Refiner;

9.9.2	the Concentrate sold to the third party shall be sold in exactly the same form as the Concentrate refused by the Refiner,

9.9.3	the Refiner shall be entitled to verify the quantities and quality of Concentrate sold to the third party in terms of the operating protocol referred to in clause 8.2.

9.10	The monetary amounts referred to in clauses 9.7.1, 9.7.2 and 9.8 shall be increased annually by the same percentage as the Annual Average Increase.

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The increase shall be effective from 1 January of each year; commencing with effect from 1 January 2007.

9.11	In the event that any price element or exchange rate ceases to be published, the Parties will agree a substitute price or in the absence of agreement, such substitute price will be determined by arbitration in terms of clause 14.

10.	PAYMENT

10.1	Payment for the Concentrate delivered on behalf of Newco to the Refiner in any Cost Month shall be made by RPM without set off by electronic fund transfer or cheque on the fifteenth day of the 4th (FOURTH) Cost Month following the delivery month, if the fifteenth day of the Cost Month is not a Business Day, payment shall take place on the first Business Day thereafter. This means that the Quotational Period shall be the third Cost Month following the delivery month.

10.2	Newco in respect of C as referred to in clause 9.1 shall ensure that timeous Invoices, including value-added tax invoices, are issued to RPM to enable payment to be made in terms of this clause 10. RPM shall ensure the timeous provision of all information required by Newco to enable Newco to provide timeous invoices.

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11.	RISK AND OWNERSHIP

On discharge of the Concentrate at the delivery point, risk in and ownership of the Concentrate shall pass to the Refiner.

12.	CONFIDENTIALITY

12.1	The Parties shall at all times during the currency of this agreement, keep all details as to the quantity of Concentrate delivered and the values of Payable Metals in Concentrate, strictly confidential.

12.2	Notwithstanding the provisions of clause 12.1, either Party shall be entitled to disclose any Information which is required to be kept confidential in terms of that clause 12.1 and to the extent to which the disclosure is bona fide and necessary for the purposes of carrying out its duties under this agreement, or by the Refiner to Anglo Platinum Limited and/or Anglo American Pic or by Newco to its shareholders for such companies to take informed decisions regarding this agreement.

12.3	Notwithstanding the provisions of clause 12.1, either Party (“the Disclosing Party”) shall be entitled to disclose any information which Is required to be kept confidential in terms of that clause if and to the extent to which the disclosure is required to be given, made or published by law or under the rules and regulations of any relevant stock exchange or any applicable regulatory authority, in which case the Disclosing Party shall give the other Party (“the

Page 35.

Other Party”) reasonable written notice thereof together with drafts or copies thereof, as soon as Is reasonable practicable provided that In the event that the Disclosing Party becomes legally compelled to disclose any such information the Disclosing Party will provide the Other Party with prompt notice so that it may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this clause 12. In the event that such protective order or other remedy is not obtained, or that the Other Party waives compliance with the provisions of this clause 12, the Disclosing Party may disclose without liability under this clause 12 only that portion of such information which the Disclosing Party, after receiving legal advice Is legally required to disclose and shall co-operate with the Other Party to obtain reliable assurance that confidential treatment will be afforded such information that is so disclosed, to the extent possible.

12.4	Notwithstanding the provisions of clause 12.1, a Party shall be entitled to disclose any information which is required to be kept confidential in terms of that clause if and to the extent to which the disclosure is required to be given to a financier of either of the Parties, In which case copies of the relevant disclosure shall be given to the other Party prior to such disclosure and the relevant financier shall sign an appropriate confidentiality undertaking drafted by such Party acting reasonably prior to such disclosure and approved by the other Party, which approval shall not be unreasonably withheld or delayed.

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12.5	Any breach by Newco of the confidentiality provisions of this clause 12, would entitle the Refiner to terminate this agreement forthwith by written notice to Newco.

12.6	The obligation of confidentiality in terms of clause 12.1 shall cease to apply to any Information which ceases to be confidential or becomes public knowledge through no fault of the Parties.

13.	FORCE MAJEURE

13.1	If either Party is prevented or restricted directly or indirectly from carrying out all or any of its obligations under this agreement from any cause beyond the reasonable control of that Party (including without limiting the generality of the aforegoing, war, civil commotion, not, insurrection, strikes, lock-outs, fire, explosion, flood and acts of God, or by invasion or sit-ins at the Mine, Concentrator, Smelter and/or Refinery where a Party Is prevented from occupying or operating any part of the Mine, Concentrator, Smelter and/ or Refinery by combination of workmen or interference by trade unions), the Party so affected shall be relieved of its obligations hereunder during the period that such event and its consequences continue but only to the extent so prevented and shall not be liable for any delay or failure in the performance of any obligations hereunder or for loss or damages either general, special or consequential which the other Parties may suffer due to or resulting from such delay or failure, provided always that written notice shall within 48 (FORTY-EIGHT) hours of the occurrence constituting Force Majeure be given

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such inability to perform by the affected Party and provided further that the obligation to give such notice shall be suspended to the extent necessitated by such Force Majeure.

13.2	Any Party invoking Force Majeure shall use its best endeavours to terminate the circumstances giving rise to Force Majeure and upon termination of the circumstances giving rise thereto, shall forthwith give written notice thereof to the other Parties.

13.3	If the full and proper implementation of this agreement is precluded by any of the events or a combination of the events contemplated In clause 13.1 for a period of more than 12 (TWELVE) consecutive Months at any one time, then and In such event the Parties shall endeavour to conclude new arrangements equitable to both of them and should they fail to agree upon any such new arrangements within 90 (NINETY) days of any of the Parties calling upon the others to do so, then any of the Parties shall be entitled to terminate this agreement.

14.	DISPUTE RESOLUTION

14.1	Where there is reference in this Agreement to determination of a dispute by reference to a Referee the following provisions shall apply:

14.1.1	the Parties shall attempt to agree on the appointment of a Referee who shall be an individual with appropriate knowledge of the subject matter

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submitted to him or her, independent and free from any conflict or interest in dealing with the matte submitted to him or her.

14.1.2	should the Parties be unable to agree upon the identity of a Referee within 14 (FOURTEEN) days of the dispute having been declared between the Parties, then either Party shall be entitled to refer the appointment of the Referee to the President for the time being of the South African Institute of Mining and Metallurgy;

14.1.3	the Referee shall at all times be acting solely as an expert and not as an arbitrator,

14.1.4	the Referee shall decide the matter submitted to him or her and the procedure to be followed including, but not limited to, the questions of the holding of a hearing or a decision on the basis of written documents, the representation of parties at any hearing, and of the costs of such proceedings. In such manner and on such basis as he or she In his or her sole discretion considers to be fair, just and equitable under the circumstances then prevailing, subject to the proviso that both Parties shall be entitled to an equal opportunity for the submission of such written and/or oral representations as the Referee may, in his or her discretion, determine;

14.1.5	accordingly, neither the Arbitration Act, any other Act of Parliament or Law nor the rules of law, custom and practice governing hearings,

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evidence or procedure need be observed or taken Into account by him or her;

14.1.6	both Parties shall be bound to continue with such proceedings and, insofar as may be necessary, irrevocably consent thereto including, but not limited to, the continuation of such proceedings should either Party unilaterally withdraw therefrom;

14.1.7	the decision of the Referee shall be final and binding on both Parties, and may be made an Order of any Court selected by either Party, for which purpose the other Party consents to Its jurisdiction.

14.2	In the event that there is a dispute as to the determination of the Dry Mass of Concentrate delivered on behalf of Newco or received by the Refiner, the aggrieved Party shall be entitled to request that a Referee be appointed to carry out an inspection of the apparatus and methodology used for the determination of weight. If after such inspection, which may include where necessary any calibration check, the Referee considers that the determination of the weight of Concentrate in dispute was accurate to within 3% (THREE PERCENT), then the original determination shall stand and the aggrieved Party shall bear all costs incurred as a result of the appointment of the Referee. If however, the Referee considers that the determination of the weight of Concentrate was not accurate to within 3% (THREE PERCENT), the weight in dispute shall be referred back to the JEC for recalculation in accordance with the Referee’s report on the accuracy of the original AXA

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determination and the non-aggrieved Party shall bear ail costs incurred as a result of the appointment of the Referee.

14.3	In the event that there is a dispute as to the final determination of the quantity of metals in Concentrate, or the water and chromite contents, in respect of Concentrate delivered to the Refiner, the aggrieved Party or Parties shall be entitled to request that the matter be resolved by a Referee.

14.4	Unless otherwise specifically provided for in this agreement, any dispute arising out of this agreement or the interpretation thereof, both while in force and after its determination, shall in the first instance be discussed by the Parties and resolved by mediation. In the event that the matter cannot be resolved by mediation, it shall be submitted to and determined by arbitration.

14.5	Any dispute arising from or in connection with this agreement shall be finally resolved in accordance with the Rules of the Arbitration Foundation of Southern Africa by a single arbitrator agreed by the parties or falling such agreement within 14 (FOURTEEN) days of the notification of the dispute appointed by the said Foundation.

14.6	Save in the case of manifest error the decision of the arbitrator(s) shall be final and binding on the Parties, and may be made an order of any Court of competent Jurisdiction. Each of the Parties hereby submits itself to the jurisdiction of the Witwatersrand Local Division of the High Court of South

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Africa should the other Party wish to make the arbitrator’s decision an order of that Court.

14.7	Payments due in terms of this agreement shall continue to be paid, notwithstanding that such payment is dependent on the results of the arbitration, expert determination or based on the Refiner’s estimates, and appropriate adjustments shall be made after the determination of the expert or arbitrator.

15.	NOTICES AND DOMICILIA

15.1	The Parties respectively choose domicilium citandi et executandi for all purposes of and in connection with this agreement as follows:

15.1.1	RPM	:	The Company Secretary
		:	[***]
	facsimile number	:	[***]
	e-mail address	:	[***];

15.1.2	Newco :	:	The Company Secretary
		:	[***]

	facsimile number	:	[***]
	e-mail address	:	[***];

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with copies to Bakgatla SPV at:	[***]
Email: [***]
Fax: [***
]and
[***]
Attention: [***]
Email: [***]
Fax: [***],

unless otherwise stipulated by Bakgatla SPV to RPM in writing.

15.2	The Parties shall be entitled to change their domicilium from time to time, provided however that any new domicilium chosen by a Party shall be situated in the Republic of South Africa and any such change shall only take effect after receipt of notice thereof by the other Party.

15.3	All notices, demands, legal processes, communications or payments intended for either of the Parties shall be made or given at such Party’s domicilium.

15.4	A notice, demand, communication or payment sent by one Party to another shall be deemed to have been received;

15.4.1	on the same day, if sent by hand;

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15.4.2	on the date of despatch of an email;

15.4.3	on the same day if sent by telefax before 12 noon on a Business Day;

15.4.4	the following Business Day if sent by telefax after 12 noon on a Business Day or on a non-Business Day;

15.4.5	on the recorded date of delivery.

15.5	Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domlcilium citandi et executandi.

16.	COSTS

16.1	Each Party shall bear, its own costs incurred in negotiating and drafting this agreement

16.1.1	The costs of notification to the South African Competition Commission and the Competition Commission of the European Union shall be borne by the Party or Parties, as the case may be, that is required to make the regulatory filing.

16.1.2	All amounts cited in this agreement are cited exclusive of Value Added Tax, which shall, if applicable, be payable in addition thereto.

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17.	GOVERNING LAW

This agreement shall be governed by and shall be interpreted In accordance with the laws of South Africa. Each of the Parties consents and submits to the non-exclusive jurisdiction of the High Court of South Africa (Witwatersrand Local Division) for all purposes in connection with this agreement.

18.	SEVERABILITY OF PROVISIONS

Any provision of this Contract that is prohibited or unenforceable in any jurisdiction Is Ineffective as to that jurisdiction to the extent of the prohibition or unenforceability.

That does not invalidate the remaining provisions of this Contract nor affect the validity or enforceability of that provision in any other jurisdiction.

19.	GENERAL

19.1	This document constitutes the sole record of the agreement between the Parties in regard to the subject matter of this agreement.

19.2	Neither of the Parties shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

19.3	No addition to, variation or consensual cancellation of this agreement shall be of any force or effect unless in writing and signed by or on behalf of the / Parties.

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19.4	No indulgence which any of the Parties (“the Grantor”) may grant to the other (“the Grantee”) shall constitute a waiver of any of the rights of the Grantor, who shall not thereby be precluded from exercising any rights against the Grantee which might have arisen in the past or which might arise in the future.

19.5	The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to produce the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this agreement.

19.6	This agreement shall be binding on the successors in title of Newco in the Mine and each shall ensure on a disposal or alienation of the Mine that their rights and obligations hereunder are ceded and assigned to the acquirer. The Refiner shall ensure on a disposal of its interests in the properties on which the Smelter is situated that its successors in title are bound by the provisions of this Agreement subject to the termination provisions set out in this Agreement.

20.	CESSION, ASSIGNMENT, SUB-GRANTING, HYPOTHECATION, ALIENATION

Neither of the Parties shall be entitled to cede or assign any of their rights or obligations under this agreement without the prior written consent of the other Party.

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21.	BREACH

If either party hereto commits a material breach or fails In the observance of any of the terms and conditions hereof and fails to remedy such default or breach within 30 (THIRTY) days of delivery of written notice requiring It so to do, or, if such breach is not capable of being remedied within 30 (THIRTY) days, if the party in breach fails to commence remedying it within the said period and fails thereafter to remedy it within a reasonable period of time, then the aggrieved party shall be entitled to cancel this agreement against the defaulting party or to claim immediate payment and/or performance by the defaulting party of all of the defaulting party’s obligations whether or not the due date for payment and/or performance shall have arrived, In either event without prejudice to the aggrieved party’s rights to claim damages. The aforegoing is without prejudice to such other rights as the aggrieved party may have at law; provided always that, notwithstanding anything to the contrary contained in this agreement, the aggrieved party shall not be entitled to cancel this agreement, for any breach by the defaulting party unless such breach Is a material breach going to the root of this agreement and Is Incapable of being remedied by a payment in money, or if it is capable of being remedied by a payment in money, the defaulting party falls to pay the amount concerned within 30 (THIRTY) days after such amount has been determined.

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THUS DONE AND EXECUTED at JOHANNESBURG on the ___________ day of ______200___ written in the presence of the undersigned witnesses.

AS WITNESSES:

1.	For and on behalf of
RPM

2.
Name: ______________
Status: Director
(who warrants his authority hereto)

THUS DONE AND EXECUTED at JOHANNESBURG on the ___________ day of ______200___ written in the presence of the undersigned witnesses.

AS WITNESSES:

1.	For and on behalf of
NEWCO

2.
Name: ______________
Status: Authorised representative
(who warrants his authority hereto)

ANNEXURE C

Eastern Limb Assets

Mphahlele

PROVINCE	PROPERTY	PERMIT TYPE AND NUMBER	SIZE (ha)	RIGHT HOLDER	INTEREST AND ISSUES OUTSTANDING	MINERALS
Limpopo	Locatie van M’Phatlele 457 KS	New Order Prospecting Right LP 30/5/1/2/2/87 MR	11,725.00	Tameng Mining and Exploration (Pty) Ltd	Beneficial Interest to Platmin 54.29%	PGEs and associated minerals

Loskop

PROPERTY	INTEREST AND ISSUES OUTSTANDING [1]	PERMIT TYPE	PERMIT NUMBER	SIZE (ha)	HOLDER	MINERAL
Rietfontein 70 JS(Pts11,15, 17, 18,19, 27, RE12, RE26, RE30)	100% Platmin SA	Converted Old Order Prospecting Right and New Order Prospecting Right	MP30/5/1/1/2/1019PR (now LP30/5/1 /1/2/1 /4/2906PR) and MP30/5/1/1/2/1653PR (now LP30/5/1/1/2//2927PR)	2,280.36	Platmin SA (Pty) Ltd	All minerals
Pts 21,22, RE20	100% shared 50/50 by Platmin SA and WPL
Portion 23, Re of Portion 1	75% shared 50/50 by Platmin SA and WPL
Portion 13	50% shared 50/50 by Platmin SA and WPL
De Wagendrift 79 JS (Pts 12, 13,14,15, Re1)	100% Platmin SA2	Converted Old Order Prospecting Right and New Order Prospecting Right	MP30/5/1/1/2/1141PR (now LP30/5/1/1/2/2914PR) and MP30/5/1/2/1/2/2926PR (now LP30/5/1/1/2/2926PR)	856.53		All minerals

Grootboom

Farm	Permit Number	Extent	Date Granted	Holder	Mineral
Grootboom 336 KT	Formerly: MP 30/5/1/1/2/281 MR Currently: LP 30/5/1/1/2/282 MR	1995,93 ha	23 Nov 2006	Platmin SA	All minerals excluding chrome

2

Table of Contents

1.	PARTIES	2

2.	INTERPRETATION	2

3.	INTRODUCTION	10

4.	COMMENCEMENT, DURATION AND SUSPENSIVE CONDITIONS	10

5.	SALE AND PURCHASE	13

6.	DELIVERY PLAN	15

7.	DELIVERY OF CONCENTRATE	16

8.	WEIGHING, SAMPLING AND ASSAYING TO DETERMINE THE TRANSFER QUANTITY AND QUALITY	17

9.	PRICE	23

10.	PAYMENT	33

11.	RISK AND OWNERSHIP	34

12.	CONFIDENTIALITY	34

13.	FORCE MAJEURE	36

14.	DISPUTE RESOLUTION	37

15.	NOTICES AND DOMICILIA	41

16.	COSTS	43

17.	GOVERNING LAW	44

18.	SEVERABILITY OF PROVISIONS	44

19.	GENERAL	44

20.	CESSION, ASSIGNMENT, SUB-GRANTING, HYPOTHECATION, ALIENATION	45

3

21.	BREACH	46

ANNEXURE A Shareholders in Platmin		1

ANNEXURE B Magazynskraal Concentrate Agreement		1

ANNEXURE C Eastern Limb Assets		1